                                                                     EXHIBIT 4.1

================================================================================


             INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                                   AS ISSUER


                                      AND


                              MARINE MIDLAND BANK
                                  AS TRUSTEE


                               _________________


                                   INDENTURE

                          DATED AS OF AUGUST 15, 1996


                               ________________


                                 $196,720,000


                  14% SENIOR SECURED DISCOUNT NOTES DUE 2001


================================================================================

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
 ACT SECTION                                                INDENTURE SECTION
310(A)(1)..................................................               7.10
   (A)(2)..................................................               7.10
   (A)(3)..................................................               N.A.
   (A)(4)..................................................               N.A.
   (A)(5)..................................................               7.10
   (B).....................................................               7.10
   (C).....................................................               N.A.
311(A).....................................................               7.11
   (B).....................................................               7.11
   (C).....................................................               N.A.
312(A).....................................................               2.05
   (B).....................................................              11.03
   (C).....................................................              11.03
313(A).....................................................               7.06
   (B)(1).................................................. 7.06; 10.03; 11.02
   (B)(2)..................................................        7.06; 10.03
   (C).....................................................        7.06; 11.02
   (D).....................................................               7.06
314(A).....................................................               4.03
   (B).....................................................              10.02
   (C)(1)..................................................              11.04
   (C)(2)..................................................              11.04
   (C)(3)..................................................               N.A.
   (D).....................................................10.03, 10.04, 10.05
   (E).....................................................              11.05
   (F).....................................................               N.A.
315(A).....................................................               7.01
   (B).....................................................        7.05, 11.02
   (C).....................................................               7.01
   (D).....................................................               7.01
   (E).....................................................               6.11
316(A)(LAST SENTENCE)......................................               2.09
   (A)(1)(A)...............................................               6.05
   (A)(1)(B)...............................................               6.04
   (A)(2)..................................................               N.A.
   (B).....................................................               6.07
   (C).....................................................               2.12
317(A)(1)..................................................               6.08
   (A)(2)..................................................               6.09
   (B).....................................................               2.04
318(A).....................................................              11.01
   (B).....................................................               N.A.
   (C).....................................................              11.01

N.A. MEANS NOT APPLICABLE.

*THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1
     DEFINITIONS AND INCORPORATION BY REFERENCE............................ 1
     SECTION 1.01.  DEFINITIONS............................................ 1
     SECTION 1.02.  OTHER DEFINITIONS......................................21
     SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT......22
     SECTION 1.04.  RULES OF CONSTRUCTION..................................22

ARTICLE 2
     THE SECURITIES........................................................23
     SECTION 2.01   FORM AND DATING........................................23
     SECTION 2.02   EXECUTION AND AUTHENTICATION...........................23
     SECTION 2.03   REGISTRAR AND PAYING AGENT.............................25
     SECTION 2.04   PAYING AGENT TO HOLD ASSETS IN TRUST...................25
     SECTION 2.05   HOLDER LISTS...........................................26
     SECTION 2.06   TRANSFER AND EXCHANGE..................................26
     SECTION 2.07   REPLACEMENT SECURITIES.................................26
     SECTION 2.08   OUTSTANDING SECURITIES.................................27
     SECTION 2.09   TREASURY SECURITIES....................................27
     SECTION 2.10   TEMPORARY SECURITIES...................................27
     SECTION 2.11   CANCELLATION...........................................28
     SECTION 2.12   CUSIP NUMBER...........................................28
     SECTION 2.13   DEPOSIT OF MONEYS......................................28
     SECTION 2.14   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES............28
     SECTION 2.15   SPECIAL TRANSFER PROVISIONS............................30
     SECTION 2.16   RECORD DATE............................................34

ARTICLE 3
     REDEMPTION AND REPURCHASE.............................................35
     SECTION 3.01.  OFFER TO REPURCHASE....................................35
     SECTION 3.02.  DEPOSIT OF REPURCHASE PRICE............................36
     SECTION 3.03.  DELIVERY OF SECURITIES AND PAYMENT
                    OF PURCHASE PRICE......................................37
     SECTION 3.04.  SECURITIES REPURCHASED IN PART.........................37
     SECTION 3.05   OPTIONAL REDEMPTION....................................37

ARTICLE 4
     COVENANTS.............................................................37
     SECTION 4.01.  PAYMENT OF SECURITIES..................................37
     SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY........................38

     SECTION 4.03.  REPORTS................................................38
     SECTION 4.04.  COMPLIANCE CERTIFICATES................................39
     SECTION 4.05.  TAXES..................................................40
     SECTION 4.06.  WAIVER OF STAY, EXTENSION AND USURY LAWS...............40
     SECTION 4.07.  RESTRICTED PAYMENTS....................................40
     SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                    SUBSIDIARIES...........................................41
     SECTION 4.09   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                    STOCK..................................................41
     SECTION 4.10.  ASSET SALES............................................43
     SECTION 4.11.  TRANSACTIONS WITH AFFILIATES...........................45
     SECTION 4.12.  LIENS..................................................46
     SECTION 4.13.  LIMITATION ON LINES OF BUSINESS........................46
     SECTION 4.14   CORPORATE EXISTENCE....................................46
     SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.............46
     SECTION 4.16.  SUBSIDIARY STRUCTURE...................................47
     SECTION 4.17.  STATUS AS INVESTMENT COMPANY...........................47
     SECTION 4.18.  DESIGNATION OF RESTRICTED SUBSIDIARY AS UNRESTRICTED
                    SUBSIDIARY AND RESTRICTED AFFILIATE AS UNRESTRICTED
                    AFFILIATE; REDESIGNATION OF UNRESTRICTED SUBSIDIARY AS
                    RESTRICTED SUBSIDIARY AND UNRESTRICTED AFFILIATE AS
                    RESTRICTED AFFILIATE...................................47
     SECTION 4.19   INTERNAL REVENUE SERVICE FILING AND
                    WITHHOLDING INFORMATION................................48
 ARTICLE 5
     SUCCESSORS............................................................49
     SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS...............49
     SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED......................50

ARTICLE 6
     DEFAULTS AND REMEDIES.................................................50
     SECTION 6.01.  EVENTS OF DEFAULT......................................50
     SECTION 6.02.  ACCELERATION...........................................52
     SECTION 6.03.  OTHER REMEDIES.........................................53
     SECTION 6.04.  WAIVER OF PAST DEFAULTS................................53
     SECTION 6.05.  CONTROL BY MAJORITY....................................53
     SECTION 6.06.  LIMITATION ON SUITS....................................54
     SECTION 6.07.  RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.....54
     SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.............................54
     SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.......................55

     SECTION 6.10.  PRIORITIES.............................................55
     SECTION 6.11.  UNDERTAKING FOR COSTS..................................56

ARTICLE 7
     TRUSTEE...............................................................56
     SECTION 7.01   DUTIES OF TRUSTEE......................................56
     SECTION 7.02   RIGHTS OF TRUSTEE AND EACH AGENT.......................58
     SECTION 7.03   INDIVIDUAL RIGHTS OF TRUSTEE...........................59
     SECTION 7.04   DISCLAIMER OF TRUSTEE AND AGENTS.......................59
     SECTION 7.05   NOTICE OF DEFAULT......................................59
     SECTION 7.06   REPORTS BY TRUSTEE TO HOLDERS..........................60
     SECTION 7.07   COMPENSATION AND INDEMNITY.............................60
     SECTION 7.08   REPLACEMENT OF TRUSTEE.................................61
     SECTION 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC.......................62
     SECTION 7.10   ELIGIBILITY; DISQUALIFICATION..........................62
     SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY..63
     SECTION 7.12   AUTHENTICATING AGENTS..................................63

ARTICLE 8
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................64
     SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE
                    OR COVENANT DEFEASANCE.................................64
     SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.........................64
     SECTION 8.03.  COVENANT DEFEASANCE....................................65
     SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.............65
     SECTION 8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                    IN TRUST; OTHER MISCELLANEOUS PROVISIONS...............67
     SECTION 8.06.  REPAYMENT TO COMPANY...................................67
     SECTION 8.07.  REINSTATEMENT..........................................68

ARTICLE 9
     AMENDMENT, SUPPLEMENT AND WAIVER......................................68
     SECTION 9.01   WITHOUT CONSENT OF HOLDERS.............................68
     SECTION 9.02   WITH CONSENT OF HOLDERS................................69
     SECTION 9.03   COMPLIANCE WITH TIA....................................70
     SECTION 9.04   REVOCATION AND EFFECT OF CONSENTS......................70
     SECTION 9.05   NOTATION ON OR EXCHANGE OF SECURITIES..................71
     SECTION 9.06   TRUSTEE TO SIGN AMENDMENTS, ETC........................71

ARTICLE 10
     COLLATERAL AND SECURITY...............................................72
     SECTION 10.01. PLEDGE AGREEMENT.......................................72
     SECTION 10.02. RECORDING AND OPINIONS.................................72
     SECTION 10.03. RELEASE OF COLLATERAL..................................73
     SECTION 10.04. CERTIFICATES OF THE COMPANY............................74
     SECTION 10.05. CERTIFICATES OF THE TRUSTEE............................74
     SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                    UNDER THE PLEDGE AGREEMENT.............................74
     SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE
                    UNDER THE PLEDGE AGREEMENT.............................75
     SECTION 10.08. TERMINATION OF SECURITY INTEREST.......................75
     SECTION 10.09. INTERCREDITOR AGREEMENT................................75

ARTICLE 11
     MISCELLANEOUS.........................................................75
     SECTION 11.01. TRUST INDENTURE ACT CONTROLS...........................75
     SECTION 11.02. NOTICES................................................76
     SECTION 11.03. COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER
                    HOLDERS OF SECURITIES..................................77
     SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.....77
     SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..........77
     SECTION 11.06. RULES BY TRUSTEE AND AGENTS............................78
     SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                    AND STOCKHOLDERS.......................................78
     SECTION 11.08. GOVERNING LAW..........................................78
     SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..........78
     SECTION 11.10. SUCCESSORS.............................................78
     SECTION 11.11. SEVERABILITY...........................................78
     SECTION 11.12. COUNTERPART ORIGINALS..................................79
     SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.......................79
     SECTION 11.14. LEGAL HOLIDAYS.........................................79

EXHIBITS

EXHIBIT A-1  -    FORM OF INITIAL SECURITY
EXHIBIT A-2  -    FORM OF EXCHANGE SECURITY
EXHIBIT B    -    FORM OF LEGEND FOR GLOBAL NOTE
EXHIBIT C    -    FORM OF INTERCREDITOR AND COLLATERAL AGENCY
                  AGREEMENT
EXHIBIT D    -    FORM OF COMPANY PLEDGE AGREEMENT
EXHIBIT E    -    TRANSFEREE CERTIFICATE FOR NON-QIB ACCREDITED
                  INVESTORS
EXHIBIT F    -    TRANSFEREE CERTIFICATE FOR REGULATIONS TRANSFERS

     INDENTURE dated as of August 15, 1996 between International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), and Marine Midland Bank, as trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 14% Senior Secured Discount Notes due 2001 (the "Initial Securities") and 14% Senior Secured Discount Notes due 2001 to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement (the "Exchange Securities" and, together with the Initial Securities, the "Securities") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. Pursuant to the terms of the Purchase Agreement dated August 9, 1996 (the "Purchase Agreement") among the Company, IWC and the Initial Purchasers (each as defined herein), the Company has agreed to issue and sell 196,720 units (the "Units") in accordance with the Unit Agreement dated as of August 15, 1996 (the "Unit Agreement") among the Company, Bankers Trust Company, as Unit Agent and Warrant Agent, and the Trustee, each Unit consisting of $1,000 principal amount at maturity of the Securities and one Warrant (as defined herein) initially entitling the holder thereof to purchase 11.638 shares of Common Stock of the Company from the Company at an exercise price of $.01 per share, subject to adjustment as provided in the Warrant Agreement (as defined herein). The Securities and the Warrants will become separately transferable on the Separation Date (as defined herein). All things necessary to make the Securities, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE


SECTION 1.01.  DEFINITIONS.

     "Accreted Value" means, as of any date of determination, for each $1,000 in principal amount of Securities the sum of (a) $508.35 and (b) the portion of the excess of the principal amount of each Security over the amount stated in clause
(a) that shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each February 15 and August 15 at the rate of 14% per annum from the date of issuance of the Securities through the date of determination.

     "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purpose of this definition: "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that: (i) holding office as an executive officer or director of a Person or (ii) beneficial ownership of 10% or more of the equity securities of a Person, either individually or as part of a group, shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent, Authenticating Agent or co-registrar.

     "Agent Members" has the meaning provided in Section 2.14.

     "Asset Sale" means the sale, lease, conveyance or other disposition of any assets other than a sale of Cash Equivalents for cash (including, without limitation, by way of a sale-and-leaseback), whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $500,000, or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing, (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company shall not be deemed to be an Asset Sale, (ii) Permitted Investments made solely with cash and Cash Equivalents shall not be deemed to be an Asset Sale and (iii) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10.

     "Asset Sale Offer" has the meaning provided in Section 4.10.

     "Authenticating Agent" means any Person authorized pursuant to Section 7.12 to act on behalf of the Trustee to authenticate Securities.

     "Authorized Officer" means, with respect to any Person, each of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of such Person, or any other officer designated as an Authorized Officer by the Board of Directors (or similar governing body of such Person) in a writing delivered to the Trustee.

     "Bank Financing Conditions" means (i) the due execution and delivery by or on behalf of the lender or lenders parties to a Permitted Bank Facility of the Intercreditor Agreement, (ii) the due acknowledgment of, and consent to, the Intercreditor Agreement by the Company, and (iii) the receipt by the Trustee of an Officers' Certificate and Opinion of Counsel that the conditions set forth in the foregoing clauses (i) and (ii) have been complied with.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Basket Investments" has the meaning specified in the definition of Permitted Investments.

     "Board of Directors" means the Board of Directors or any authorized committee of the Board of Directors. Unless otherwise indicated, "Board of Directors" shall mean the Board of Directors of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Cash Equivalents" means (i) United States dollars or other currencies,
(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit, Eurodollar time deposits and bankers' acceptances with maturities not exceeding six months and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided, that such depository institution or trust company has, at the time of the Investment, (A) capital and surplus in excess of $250 million and (B) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Ratings Service or at least P-1 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized statistical rating organization if both the two named rating agencies cease publishing ratings of investments, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating in the highest rating categories from Standard & Poor's Ratings Service or Moody's Investors Service, Inc. or carry an equivalent rating by a nationally recognized statistical rating organization if both of the two named rating agencies cease establishing ratings of investments and in each case maturing within six months after the date of acquisition and (vi) money market mutual or similar funds having assets in excess of $250 million, provided, that with respect to any Non-Domestic Person, Cash Equivalents shall also mean those investments that are comparable to clauses (iii) through (v) above in such Person's country of organization or country where it conducts business operations.

     "Certificated Securities" has the meaning provided in Section 2.01.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, whether direct or indirect (by way of a merger, consolidation or otherwise), by the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person other than a Wholly Owned Restricted Subsidiary of the Company; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than Permitted Holders, directly or indirectly acquires more than 50% of the total voting power of all classes of voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis; or
(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Closing Price" means, on any Trading Day with respect to any share of Capital Stock, the last reported sale price regular way for a share of such Capital Stock or, in case no such reported sale takes place on such day, the reported closing bid price regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such Market but the issuer is a "Foreign Issuer" (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a "Designated Offshore Securities Market" (as defined in Rule 902(a) under the Securities Act), the reported closing bid price regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

     "Collateral" means the Company Collateral and the IWC Collateral.

     "Collateral Agent" means (i) so long as no Intercreditor Agreement is entered into in connection with one or more Permitted Bank Facilities, Bankers Trust Company or any successor collateral agent under the Pledge Agreements, and
(ii) in the event an Intercreditor Agreement is entered into, initially Bankers Trust Company (or, in the event such Intercreditor Agreement is entered into at a time when a successor collateral agent holds office under the Pledge Agreements, such successor collateral agent), and thereafter any successor Collateral Agent appointed as provided in such Intercreditor Agreement.

     "Company" means International Wireless Communications Holdings, Inc., a Delaware corporation.

     "Company Collateral" means any assets or property of the Company defined as "Collateral" in the Company Pledge Agreement.

     "Company Pledge Agreement" means the Pledge Agreement dated as of the date of this Indenture and substantially in the form of Exhibit D hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss of such Person or any of its Restricted Subsidiaries plus any net loss realized in connection with an Asset Sale by such Person or any of its Restricted Subsidiaries (to the extent such losses were deducted in computing such Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus
(d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis with respect to such Person and its Restricted Subsidiaries and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, interest and the depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders. In addition, for purposes of computing Consolidated Cash Flow, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations and including any related financing transactions, during the most recently completed four full fiscal quarters for which financial statements are available or subsequent to such four-quarter reference period and on or prior to the date on which the calculation of the Consolidated Cash Flow is made (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

     "Consolidated Debt" means, with respect to any Person as of any date of determination, the aggregate amount of Indebtedness and Disqualified Stock of such Person and its Restricted Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP; provided that, for purposes of calculating the Company's Consolidated Debt as a percentage of the Company's Total Market Capitalization, all Project Financing of the Company's Restricted Subsidiaries that has not been Guaranteed by the Company shall be excluded in calculating the amount of such Consolidated Debt and the amount of such Total Market Capitalization.

     "Consolidated Debt to Consolidated Cash Flow Ratio" means, as at any date of determination, the ratio of the Consolidated Debt of the Company as of such date to the Consolidated Cash Flow of the Company for the most recently completed four full fiscal quarters for which internal financial statements are available as of such date of determination .

     "Consolidated Invested Equity Capital" means, with respect to any Person as of any date, the sum of the Invested Equity Capital of Person as of such date and, without duplication, the Invested Equity Capital of each of its Restricted Subsidiaries and Restricted Affiliates (and their Restricted Subsidiaries) as of such date. For purposes of calculating the Consolidated Invested Equity Capital of any Person as of any date, in order to avoid duplication, the Invested Equity Capital of a Restricted Subsidiary or Restricted Affiliate (or their Restricted Subsidiaries) of such Person shall not include any amounts that would be included in the Consolidated Invested Equity Capital of any equity owner of such Restricted Subsidiary or Restricted Affiliate (or their Restricted Subsidiaries), to the extent that such amounts were utilized by such equity owner prior to such date to permit the incurrence of Project Financing pursuant to clause (e) of the second paragraph of Section 4.09. For example, if a direct Restricted Subsidiary of the Company has Consolidated Invested Equity Capital of $100 and incurs $200 of Project Financing, then a direct or indirect Restricted Subsidiary (or a Restricted Affiliate) of such first Restricted Subsidiary will not be deemed to have any Invested Equity Capital based on contributions or loans to it by such first Restricted Subsidiary. In addition, the Invested Equity Capital of a Restricted Subsidiary or Restricted Affiliate of a Person will never be considered to be greater than the Invested Equity Capital of such Person, except as a result of contributions of Invested Equity Capital to such Restricted Subsidiary or Restricted Affiliate by third parties.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person or a Wholly Owned Restricted Subsidiary thereof; (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iii) the cumulative effect of a change in accounting principles shall be excluded and
(iv) the Net Income of any Unrestricted Subsidiary of such Person shall be excluded, whether or not distributed to such Person or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock).

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the maturity of Securities.

     "Domestic Intermediate Holding Company" means any Intermediate Holding Company organized under the laws of the United States or any political subdivision thereof and all of the outstanding Capital Stock of which is pledged to the Collateral Agent pursuant to an Intermediate Holding Company Pledge Agreement.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Securities" has the meaning provided in the preamble to this Indenture.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the date of this Indenture.

     "Global Security" means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirectly, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee shall be equal to the maximum potential liability in respect of the Guarantee, even if less than the Indebtedness supported by such Guarantee.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) the net cost to such Person of foreign exchange contracts and currency protection arrangements and (iii) obligations under other similar agreements or arrangements designed to protect such Person against fluctuations in interest rates or currencies.

     "Holder" means a Person in whose name a Security is registered.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), except any Lien described in clauses (h) and (i) of the definition of "Permitted Liens" and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person (whether or not such Guarantee would be required to be reflected on a balance sheet).

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Purchasers" means BT Securities Corporation, Toronto Dominion Securities (USA) Inc. and Salomon Brothers Inc.

     "Initial Securities" has the meaning provided in the preamble to this Indenture.

     "Institutional Accredited Investor" means an institution other than a QIB that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act.

     "Intercreditor Agreement" means any Intercreditor and Collateral Agency Agreement in the form of Exhibit C hereto between the Collateral Agent, on the one hand, and the lender or lenders parties to a Permitted Bank Facility, on the other hand, and acknowledged and consented to by the Company.

     "Intermediate Holding Company" means any direct Wholly Owned Restricted Subsidiary of IWC formed solely for purposes of holding Permitted Investments.

     "Intermediate Holding Company Pledge Agreement" means any pledge agreement entered into by IWC in accordance with Section 2.2 of the Company Pledge Agreement, as any such agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

     "Invested Equity Capital" means, with respect to any Person as of any date, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Person since the date of its creation in the form of Equity Interests (other than Disqualified Stock), plus, without duplication, (ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Person since the date of creation by the holders of its Equity Interests (and their Affiliates) in consideration of the issuance of preferred equity or Indebtedness, on a basis that is substantially proportionate to their Equity Interests (with any disproportionately large equity interests received by the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate relative to their respective contributions being ignored for this purpose), plus, without duplication, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Person since the date of its creation by the Company or a Wholly Owned Restricted Subsidiary of the Company in consideration of the issuance of preferred equity or Indebtedness, less (iv) the fair market value of all interest, dividends and other distributions (in whatever form and however designated) made by such Person since the date of its creation to the holders of its Equity Interests (and their Affiliates), provided that in no event shall the aggregate amount of interest, dividends and other distributions made to any holder of Equity Interests of a Person (or its Affiliates) operate to reduce the Invested Equity Capital of such Person by more than the total contributions to such Person (per clauses (i) through (iii) above) by such equity holder (and its Affiliates), and less (v) the total amount of Basket Investments (measured as of the date made but without giving effect to any proration) made by such Person or any of its Restricted Subsidiaries or Restricted Affiliates since the date of this Indenture that are outstanding as of such date.

     "Investment" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, or any binding contractual obligation not subject to a condition within the sole control of the Company to make any such investment or enter into any such transaction on a future date prior to the Maturity Date or upon the happening of any event, and all other items that are or would be classified as investments on a balance sheet in accordance with GAAP. Except as otherwise specified, Investments will be valued as of the date made for all purposes under this Indenture.

     "IRA" means the Fifth Amended and Restated Investor Rights Agreement dated as of December 18, 1995, as in effect on the date of this Indenture.

     "Issue Date" means the closing date for the sale and original issuance of the Securities under this Indenture.

     "IWC" means International Wireless Communications, Inc., a Delaware corporation and a direct Wholly Owned Restricted Subsidiary of the Company.

     "IWC Collateral" means any assets or property of IWC defined as "Collateral" in any Intermediate Holding Company Pledge Agreement.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Liens" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Maturity Date" means August 15, 2001.

     "Minority Owned Affiliate" of any specified Person means any other Person in which such specified Person owns Equity Interests other than a direct or indirect Subsidiary of the specified Person.

     "Mobilcom Mexico" means Corporacion Mobilcom, S.A. de C.V., an Unrestricted Affiliate of the Company on the date of this Indenture.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or the liquidation of any Investment, net of the direct costs relating to such Asset Sale or the liquidation of any Investment (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale or the liquidation of any Investment (other than intercompany Indebtedness and Subordinated Indebtedness) and any reserve for adjustment in respect of the sale price of such asset or assets.

     "Non-Domestic Person" means any Subsidiary or Minority Owned Affiliate of the Company that is organized under the laws of any jurisdiction, or has its principal business operations, outside the United States.

     "Non-Recourse Debt" means, with respect to any Person, Indebtedness or that portion of Indebtedness (a) as to which the specified Person (i) does not provide credit support of any kind (including, without limitation, pursuant to any undertaking, agreement or instrument that would constitute Indebtedness),
(ii) is not directly or indirectly liable (as a guarantor or otherwise), or
(iii) does not constitute the lender; and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of such Indebtedness to take any action against the specified Person or would permit any holder of Indebtedness of the specified Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the specified Person.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the final offering memorandum of the Company, dated August 9, 1996, which describes the Securities.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of the Company that meets the requirements of Section 11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.10 and 4.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

     "Permitted Bank Facility" means, at any time, a single credit facility between the Company and the lender or lenders parties thereto providing for loans (i) incurred in compliance with Section 4.09 and (ii) as to which the Bank Financing Conditions shall have been satisfied.

     "Permitted Basket Investments" means Basket Investments in Unrestricted Affiliates that do not exceed $40 million (or the equivalent amount in one or more foreign currencies) at any one time (measured by the fair market value of each such Investment at the time made as determined in good faith by the Company's Board of Directors pursuant to a Board Resolution).

     "Permitted Holders" means Vanguard Cellular Systems, Inc., a North Carolina corporation, and its wholly-owned subsidiaries.

     "Permitted Investments" means (a) Investments in Cash Equivalents, (b) Investments in Restricted Subsidiaries of the Company, Restricted Affiliates and Restricted Subsidiaries of any Restricted Affiliates of the Company, (c) all Investments that were outstanding on the date hereof, and (d) Investments by the Company or any Restricted Subsidiary or Restricted Affiliate in Unrestricted Subsidiaries or Unrestricted Affiliates (collectively, "Basket Investments"), in each case only to the extent that such Investments are in Persons that are primarily engaged in Related Businesses; provided that any such Investment is either a Permitted Basket Investment or the aggregate amount of all Basket Investments, other than Permitted Basket Investments, at any one time outstanding (measured by the fair market value of each such Investment at the time made as determined in good faith by the Company's Board of Directors) does not exceed the sum of (i) $10 million (or the equivalent amount in one or more foreign currencies), plus (ii) the aggregate net cash proceeds from the sales of Equity Interests other than Disqualified Stock received by the Company since the date of this Indenture, plus (iii) the aggregate net cash proceeds from sales of Subordinated Indebtedness of the Company received by the Company since the date of this Indenture, plus (iv) to the extent that any Investment pursuant to this clause (d) was made in an Unrestricted Subsidiary or Unrestricted Affiliate and is sold for cash or otherwise liquidated for cash, 50% of the Net Proceeds from the sale or liquidation of such Investment, plus (v) to the extent that any Unrestricted Subsidiary is properly designated as a Restricted Subsidiary in accordance with the terms of this Indenture, or to the extent that any Unrestricted Affiliate is properly designated as a Restricted Affiliate in accordance with the terms of this Indenture, the lesser of (x) the initial amount of all Investments made since the date of this Indenture in such Unrestricted Subsidiary or Unrestricted Affiliate and (y) the fair market value of all such Investments as of the date of such designation less the amount of
                                                           ----
Indebtedness guaranteed by the Company, a Restricted Subsidiary, Restricted Affiliate, or the Restricted Subsidiary of a Restricted Affiliate pursuant to
Section 4.09. For purposes of this definition, only the Company's Pro Rata Portion of any Basket Investment will be counted in determining the amount of Basket Investments outstanding at any time or proposed to be made.

     "Permitted Liens" means (a) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation by the Company of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (c) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation by the Company of such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bounds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) Liens existing on the date of this Indenture; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5 million (or the equivalent in one or more foreign currencies) measured at the time such Lien was incurred and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (h) Liens on assets of Restricted Subsidiaries of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate securing Project Financing that is permitted by this Indenture to be incurred;
(i) Liens on assets or the Equity Interests of Unrestricted Subsidiaries,

Unrestricted Affiliates or Unrestricted Subsidiaries of Unrestricted Affiliates that secure Indebtedness of such Unrestricted Subsidiaries, Unrestricted Affiliates or Unrestricted Subsidiaries of Unrestricted Affiliates that constitutes Non-Recourse Debt with respect to the Company and its Restricted Subsidiaries, Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates; (j) Liens created pursuant to the terms of the Pledge Agreements;
(k) Liens on the Collateral which secure a Permitted Bank Facility and rank pari passu with the Lien securing the Securities; and (l) the Lien in favor of the Trustee and the Agents arising under Section 7.07 of this Indenture.

     "Permitted Pledge Foreclosure" means any Asset Sale resulting from the foreclosure on or judicial enforcement of any rights or remedies under or with respect to any Lien described in clause (i) of the definition of Permitted Liens; provided that the Company shall have delivered to the Trustee, with respect to any such Lien, a Board Resolution set forth in an Officers' Certificate to the effect that such Lien arose in the ordinary course of the Company's business pursuant to a bona fide pledge or similar arrangement that was in the best interests of the Company.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate; provided that, unless such Indebtedness is being incurred to substantially concurrently repay the Securities in full at maturity: (1) the principal amount (or accreted value, as applicable) of such Indebtedness does not exceed the principal amount (or accreted value, as applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, then such Indebtedness is Subordinated Indebtedness; and (4) such Indebtedness is incurred by the Company or the Restricted Subsidiary or Restricted Affiliate (or Restricted Subsidiary thereof) who is the obligor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means an individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Pledge Agreements" means (i) the Company Pledge Agreement and (ii) any Intermediate Holding Company Pledge Agreement.

     "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Exhibit A-1.

     "Project Financing" means any Indebtedness after the date of this Indenture by a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that is Non-Recourse Debt with respect to the Company (except to the extent permitted by the covenant described under clause (h) in Section 4.09) and each of its other Restricted Subsidiaries, Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates except any such Restricted Subsidiary, Restricted Affiliates and Restricted Subsidiaries of a Restricted Affiliate that owns, either directly or indirectly through a directly owned Restricted Subsidiary or Restricted Affiliate, all or a portion of the business that will use the proceeds of such Project Financing.

     "Pro Rata Portion" means, when applied to the Company for purposes of determining the amount of Net Proceeds from an Asset Sale made by a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) that constitute Excess Proceeds or for purposes of determining the amount of an Investment that will be deemed to be outstanding under a particular covenant or definition, that portion of such Net Proceeds or Investment as corresponds to the Company's direct or indirect percentage ownership interest in the profits of the Person who engaged in the Asset Sale or the Person in whom the Investment was made, as applicable (which would be 100% in the case of any Investments made by the Company in a Wholly Owned Subsidiary). The Pro Rata Portion of the Net Proceeds from an Asset Sale shall be determined in good faith by the Company's Board of Directors in connection with such Asset Sale. The Pro Rata Portion of an Investment as of any date shall be determined in good faith either by the Company's Board of Directors or in accordance with procedures established as to such Investment by the Company's Board of Directors.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Redemption Date" means, with respect to any Securities, the Maturity Date of such Security or the earlier date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and the Initial Purchasers, relating to the Securities and dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Business" means any business in which the Company, its Subsidiaries or Minority Owned Affiliates are engaged, directly or indirectly,
(i) that uses existing or future technology for the transmission and delivery of video, voice or other data, or (ii) that supports or is incidental to any business listed in clause (i).

     "Repurchase Date" means (i) in the case of an Asset Sale Offer, the Asset Sale Purchase Date or (ii) in the case of a Change of Control Offer, the date Securities are purchased by the Company, which shall be a Business Day no earlier than 30 days or later than 60 days from the date that such Offer is mailed to Holders pursuant to Section 3.01 hereof.

     "Repurchase Offer" means an Asset Sale Offer or a Change of Control Offer, as applicable.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of its knowledge of and familiarity with the particular subject.

     "Restricted Affiliate" means any direct or indirect Minority Owned Affiliate of the Company that has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board of Directors that the Company has, directly or indirectly, the requisite control over such Minority Owned Affiliate to prevent it from incurring any Indebtedness or issuing any preferred stock or taking any other action at any time in contravention of Sections 4.09 and 4.16 that are applicable to Restricted Affiliates. The Company will be required to deliver an Officers' Certificate to the Trustee, including a copy of the Board Resolution, upon designating any Minority Owned Affiliate as a Restricted Affiliate.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, that the Trustee or the Registrar shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities" has the meaning provided in the preamble to this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Separation Date" means the earliest to occur of (i) November 15, 1996,
(ii) the occurrence of an Exercise Event (as defined in the Warrant Agreement),
(iii) the date a registration statement with respect to a registered exchange offer for the Securities or a shelf registration statement for the

Securities is declared effective under the Securities Act and (iv) such earlier date as the Initial Purchasers may, in their discretion, deem appropriate.

     "Series F Purchase Agreement" means the Securities Purchase Agreement dated as of December 6, 1995, between the Company and the purchasers of the Company's Series F Preferred Stock, par value $.01 per share, as in effect on the date hereof.

     "Significant Restricted Subsidiary" means any Restricted Subsidiary of the Company with assets having a book value of $3 million or more.

     "Subordinated Indebtedness" means any Indebtedness of the Company that by its terms is expressly subordinated in right of payment to the prior payment in full of the Securities and that does not provide for (i) any scheduled payment of principal or interest or redemption prior to the maturity or repayment in full of the Securities or (ii) any offer to purchase prior to the maturity or repayment in full of the Securities other than an offer to purchase (a "Permitted Offer to Purchase") that (x) arises from any event or circumstance that obligates the Company to make an Asset Sale Offer or Change of Control Offer and (y) provides that the repurchase obligation is subject to the prior consummation of any such Asset Sale Offer or Change of Control Offer in accordance with the terms of this Indenture.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified, the term "Subsidiary" as used herein shall mean a Subsidiary of the Company.

     "Take Along Asset Sale" means any Asset Sale involving the sale, lease, conveyance or other disposition of all or any portion of any Investment held by the Company or any Restricted Subsidiary in any Minority Owned Affiliate effected (i) at the direction of the holders of a majority of the Voting Equity Interests of such Minority Owned Affiliate pursuant to the exercise of any "drag-along" or similar rights available to such holders or (ii) pursuant to the exercise of any "take along" or similar rights available to the Company or such Restricted Subsidiary.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "TD Loan Agreement" means the Loan Agreement dated as of July 23, 1996 between IWC and Toronto Dominion (Texas), Inc.

     "Total Market Capitalization" of any Person means, as of any date of determination, the sum of (1) the Consolidated Debt of such Person on such date, plus (2) the Total Market Value of Equity of such Person on such date.

     "Total Market Value of Equity" of any Person means, as of any date of determination, the sum of (1) the product of (i) the aggregate number of outstanding primary shares of common stock of such Person (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of such common stock) and (ii) the average Closing Price of such common stock over the 20 consecutive Trading Days immediately preceding such date of determination, plus (2) the stated liquidation preference of any outstanding shares of preferred stock of such Person outstanding as of such date of determination. If no such Closing Price exists with respect to any class of common stock, the value of such shares for purposes of clause (1) of the preceding sentence will be determined by the Board of Directors of such Person on the basis of a valuation opinion issued by an investment banking firm of national standing with experience in such valuations that has been filed with the Trustee.

     "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     "Transfer Amount" has the meaning provided in Section 2.15.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

     "Unit Agent" has the meaning provided in the preamble to this Indenture.

     "Unit Agreement" has the meaning provided in the preamble to this Indenture.

     "United States" has the meaning provided in Regulation S.

     "Unrestricted Affiliate" means any direct or indirect Minority Owned Affiliate of the Company other than a Restricted Affiliate.

     "Unrestricted Subsidiary" means any Person that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but in each case only to the extent that such Person: (a) is not a party to any contract, agreement, understanding or other arrangement of any kind with the Company or any of its Restricted Subsidiaries other than on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except insofar as such subscription, maintenance or preservation of financial condition or achievement of operating results, or guarantee or credit support described in the foregoing clauses (b) and (c) would be permissible under this Indenture; and
(d) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors will be required to be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant).

     "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "U.S. Person" has the meaning provided in Regulation S.

     "Voting Equity Interests" of a Person means Equity Interests of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Warrant" means a warrant to purchase common stock, $.01 par value per share, of the Company issued pursuant to the Warrant Agreement.

     "Warrant Agent" means the warrant agent under the Warrant Agreement.

     "Warrant Agreement" means the Warrant Agreement dated as of the date of this Indenture between the Company and Bankers Trust Company, as warrant agent, as the same may be amended, modified or supplemented from time to time.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each of the remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than the directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or a combination thereof.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of that Person or a combination thereof.

SECTION 1.02.  OTHER DEFINITIONS.

                        Term                         Defined In Section

                "Affiliate Transaction"                    4.11
                "Acceleration Notice                       6.02
                "Asset Sale Offer"                         4.10
                "Asset Sale Offer Period"                  4.10
                "Asset Sale Payment"                       4.10
                "Asset Sale Purchase Date"                 4.10
                "Certificated Securities"                  2.01
                "Change of Control Offer"                  4.15
                "Change of Control Payment"                4.15
                "Covenant Defeasance"                      8.03
                "Event of Default"                         6.01
                "Excess Proceeds"                          4.10
                "incur"                                    4.09
                "Legal Defeasance"                         8.02
                "Restricted Payments"                      4.07

                "Separation Legend"                        2.15
                "Unrestricted Investment"                  4.16

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Holder of a Security;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the Securities means the Company and any successor obligor upon the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)  provisions apply to successive events and transactions;

     (6) "herein", "hereof" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                THE SECURITIES


SECTION 2.01   FORM AND DATING.

     The Initial Securities and the Exchange Securities, and the notation relating to the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, respectively. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

     The terms and provisions contained in the Securities, annexed hereto as Exhibits A-1 and A-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Initial Securities offered and sold in reliance on Rule 144A or to Non-U.S. Persons in accordance with Regulation S may be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-1 ("Global Securities"), deposited with, or on behalf of, the Depository and registered in the name of Cede & Co. or such other nominee, as nominee of the Depository, or will remain in the custody of the Registrar pursuant to the Fast Balance Certificate Agreement between the Depository and the Registrar, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Depository and the Registrar, as the custodian for the Depository.

     Initial Securities offered and sold to Institutional Accredited Investors who are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of certificated securities in registered form in substantially the form set forth in Exhibit A-1 (the "Certificated Securities").

SECTION 2.02   EXECUTION AND AUTHENTICATION.

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Securities and may be in facsimile form.

     If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount of $196,720,000 and (ii) Exchange Securities from time to time for issue, in the aggregate principal amount not to exceed $196,720,000 for issuance in exchange for a like principal amount of Securities pursuant to an exchange offer registration statement under the Securities Act, in each case upon receipt of a written order of the Company in the form of an Officers' Certificate (which need not comply with Section 11.05). Exchange Securities may have such distinctive series designation as, and such changes in the form thereof, as are specified in the written order referred to in the preceding sentence. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series and type of Securities and the date on which the Securities are to be authenticated, whether the Initial Securities are to be Initial Securities or Exchange Securities, whether the Securities are to be Certificated Securities or a Global Security and whether or not the Securities shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $196,720,000, except as provided in
Section 2.07. Upon receipt of a written order of the Company, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent (an "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Trustee hereby appoints Bankers Trust Company to be the Authenticating Agent on the Issue Date.

     The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     The Trustee is hereby authorized to enter into the Unit Agreement and to take all actions provided for therein.

SECTION 2.03   REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company upon notice to the Trustee may change any Registrar or Paying Agent without notice to any Holder. The Company may act as Registrar or Paying Agent, except that for purposes of Articles Three and Eight and Sections 4.10 and 4.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints Bankers Trust Company at 4 Albany Street, New York, New York 10006, as Registrar and Paying Agent until such time as such Agent has resigned or a successor has been appointed.

SECTION 2.04   PAYING AGENT TO HOLD ASSETS IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or premium or Additional Interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company, upon written direction to the Paying Agent, at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05   HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S)312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at such times as the Trustee may request in writing, and in any event in intervals of not more than six months commencing on the Issue Date, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Securities held by each thereof, which list may be conclusively relied upon by the Trustee.

SECTION 2.06   TRANSFER AND EXCHANGE.

     Subject to the provisions of Section 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.04, 4.10, or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security during a Change of Control Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

     Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository of such Global Security (or, its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry system.

SECTION 2.07   REPLACEMENT SECURITIES.

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity sufficient, in the judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company.

SECTION 2.08   OUTSTANDING SECURITIES.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by the Trustee, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

     If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue.

     If on the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal of, and premium and Additional Interest, if any, due on the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09   TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or notice, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Securities owned by the Company, a subsidiary of the Company or any Affiliate of the Company.

SECTION 2.10   TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.11   CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange
Act) (but shall not be required to destroy) all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

 SECTION 2.12  CUSIP NUMBER.

     The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of exchange or other notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.13   DEPOSIT OF MONEYS.

     Prior to 11:00 a.m. New York City time on the Business Day preceding the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on the Maturity Date, in a timely manner which permits the Paying Agent to remit payment to the Holders on the Maturity Date.

SECTION 2.14   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

     (a) The Global Securities initially shall (i) be registered in the name of the Depository for such Global Securities or the nominee of such Depository,
(ii) be delivered to the Registrar as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Registrar as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Company notifies the Registrar that the Depository is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Certified Securities.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and cause to be delivered, one or more Certificated Securities in an aggregate principal amount of the beneficial interest in the Global Security so transferred.

     (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to the second sentence of paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and cause to be delivered to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Certificated Securities of authorized denominations.

     (e) Any Certificated Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or
(c) shall, except as otherwise provided by paragraphs (a)(i)(w) and (z) of
Section 2.15, bear the legend regarding transfer restrictions applicable to the Certificated Securities set forth in Exhibit A-1.

     (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (g) Beneficial owners of interest in a Global Security may receive Certificated Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In connection with the authentication and delivery of the Certificated Security, the Registrar shall reflect on its books and records a decrease in the principal amount at rity of such Global Security and the Company shall execute and the tee shall authenticate and deliver one or more Certificated Securities having an equal aggregate principal amount at maturity.

SECTION 2.15 SPECIAL TRANSFER PROVISIONS.

     (a)  Transfers to Institutional Accredited Investors Who Are Not QIBs.
          ----------------------------------------------------------------
following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor who is not a QIB (excluding Non-U.S. Persons):

          (i) the Registrar shall register the transfer of any Securities constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (w) the requested transfer is after August 15, 1999, (x) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto, (y) [intentionally omitted], or (z) the Trustee and Registrar have received both an Opinion of Counsel and an Officers' Certificate directing transfer without a Private Placement Legend; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of
     (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee, upon receipt of a written order of the Company in the form of an Officers' Certificate, shall authenticate and deliver, one or more Certificated Securities in an aggregate principal amount of the beneficial interest in the Global Security so transferred.

     (b)  Transfers to QIBs.  The following provisions shall apply with respect
          -----------------
to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding Non-U.S. Persons):

          (i) if the Security to be transferred consists of (a) Certificated Securities or a beneficial interest in a Global Security (other than transfers of beneficial interests within the same Global Security), the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (b) a beneficial interest in a Global Security that is to be transferred within the same Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depository;

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Certificated Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of the Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, together with a certificate to the effect that such transferee is a QIB and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Certificated Securities to be transferred, and the Trustee shall cancel or cause to be canceled the Certificated Securities so transferred; and

          (iii) with respect to transfers that consist of beneficial interests in a Global Security which after transfer are to be evidenced by a Certificated Security and upon compliance by the transferor with the provisions set forth in clause (i) above, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security so transferred.

     (c)  Transfers to Non-U.S. Persons at Any Time.  The following provisions
          -----------------------------------------
shall apply with respect to any transfer of a Restricted Security to a Non-U.S.
Person:

          (i) the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a Certificated Security or a beneficial interest in a Global Security (other than transfers of beneficial interests within the same Global Security) only upon receipt of a certificate substantially in the form of Exhibit F hereto from the proposed transferee;

          (ii) (x) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of a beneficial interest in a Global Security which after transfer is to be evidenced by a beneficial interest in a different Global Security, upon receipt by the Registrar of (1) the documents required by paragraph (i) and (2) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records (A) the date, (B) a decrease in the principal amount of the Global Security in which the transferor owns the beneficial interest to be transferred in an amount equal to the principal amount of the beneficial interest to be transferred and (C) an increase in the principal amount of the Global Security in which the transferee will hold its beneficial interest in like amount and (y) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Certificated Securities which after transfer is to be evidenced by a beneficial interest in a Global Security, upon receipt by the Registrar of
     (1) the documents required by paragraph (i) and (2) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records (A) the date and (B) an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Certificated Securities to be transferred, and the Trustee shall cancel or cause to be canceled the Certificated Securities so transferred;

          (iii) with respect to transfers that consist of beneficial interests in a Global Security which after transfer are to be evidenced by a Certificated Security and upon compliance by the transferee with the provisions set forth in clause (i) above, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security so transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of authorized denominations representing, in the aggregate, the principal amount of the beneficial interest in the Global Security transferred; and

          (iv) transfers of beneficial interests in the same Global Security may be effected only through the book entry system maintained by the Depository.

     (d)  Private Placement Legend.  Upon the transfer, exchange or replacement
          ------------------------
of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph
(a)(i)(w) or (z) of this Section 2.15 exist, (ii) there is delivered to the Registrar and the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities have been sold pursuant to an effective registration statement under the Securities Act.

     (e)  Separation from Warrants.  The following restrictions and related
          ------------------------
provisions on transfer shall apply with respect to the Securities until the Separation Date:

          (i) Until 5:00 p.m. New York City time on the Separation Date, no Certificated Securities or any beneficial interest in the Global Security may be sold, assigned or otherwise transferred to any Person unless simultaneously with such transfer, the Trustee receives confirmation from the Warrant Agent for the Warrants that the holder thereof has requested a transfer to the same transferee of one Warrant for each $1,000 aggregate principal amount of the Securities transferred. In connection with the foregoing, upon original issuance (if prior to the Separation
                Date) and, thereafter until the Separation Date, the certificates representing the Securities will bear a legend in the following form:

                    "UNTIL THE EARLIEST TO OCCUR OF (i) NOVEMBER 15, 1996, (ii) THE OCCURRENCE OF AN EXERCISE EVENT (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO IN THE INDENTURE GOVERNING THE SECURITIES EVIDENCED HEREBY), (iii) THE DATE A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE SECURITIES OR A SHELF REGISTRATION STATEMENT FOR THE SECURITIES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (iv) SUCH EARLIER DATE AS MAY BE DETERMINED BY THE INITIAL PURCHASERS (AS DEFINED IN THE INDENTURE GOVERNING THE SECURITIES EVIDENCED HEREBY), THE SECURITIES EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO THE SAME TRANSFEREE ONE WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. FOR EACH $1,000 PRINCIPAL AMOUNT OF SECURITIES SO TRANSFERRED."

                By accepting a Security bearing the legend above (the "Separation Legend"), each Holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such Holder signed the same.

          (ii) On or following the Separation Date, a Holder may surrender the certificate evidencing the Securities to the Trustee for the exchange of such certificate for one or more certificates that do not bear the Separation Legend, representing in the aggregate a principal amount of Securities equal to the principal amount of Securities represented by the certificate so surrendered.

          (iii) If the Separation Date occurs prior to November 15, 1996, the Company shall notify the Trustee and the Registrar at least ten Business Days prior thereto and shall give, or shall cause the Registrar to give, written notice thereof in the Company's name and at its expense to each Holder by first-class mail, postage prepaid.

     (f)  General.  By its acceptance of any Security bearing the  Private
          -------
Placement Legend, and the Separation Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and the Separation Legend and agrees that it will transfer such Security only as provided in this Indenture. In connection with any transfers of Securities, each Holder or beneficial owner agrees by its acceptance of the Securities to furnish the Registrar and the Company such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15 for a period of ten years following the Maturity Date. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (g)  Restricted Period under Regulation S.  Notwithstanding the other
          ------------------------------------
provisions of this Section 2.15, Initial Securities offered and sold by the Initial Purchasers in reliance on Regulation S shall not be transferred to a U.S. Person or for the account or benefit of a U.S. Person during the applicable "restricted period" (as defined in Regulation S).

SECTION 2.16   RECORD DATE.

     The record date for purposes of determining the identity of Holders of the Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 9.04 and TIA (S)316(c).

                                   ARTICLE 3
                           REDEMPTION AND REPURCHASE

SECTION 3.01.  OFFER TO REPURCHASE.

     In the event that, pursuant to Sections 4.10 or 4.15 hereof, the Company shall be required to commence a Repurchase Offer, it shall follow the procedures specified below.

     The Company shall send, by first class mail, a notice of such Repurchase Offer to the Trustee and each of the Holders at the following times: (i) upon the commencement of an Asset Sale Offer or (ii) within 30 days following any Change of Control, as applicable. The notice of Repurchase Offer, which shall be sent to all Holders, shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Repurchase Offer. The notice of Repurchase Offer, which shall govern the terms of the Repurchase Offer, shall state:

          (a)  that the Repurchase Offer is being made pursuant to this Section
     3.01 and Section 4.10 or 4.15 hereof, as applicable, and the length of time that such Repurchase Offer shall remain open;

          (b) in the case of an Asset Sale Offer, the Asset Sale Payment and the Asset Sale Purchase Date;

          (c) in the case of a Change of Control Offer, the Change of Control Payment and the Repurchase Date;

          (d) that any Security not tendered or accepted for payment shall continue to accrete;

          (e) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to a Repurchase Offer shall cease to accrete after the Repurchase Date;

          (f) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, the Depository or a Paying Agent at the address specified in the notice at least three Business Days before the repurchase date;

          (g) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period (with respect to an Asset Sale Offer) or not later than the close of business on the second Business Day preceding the applicable Repurchase Date (with respect to a Change of

     Control Offer), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the certificate number(s) of any Certificated Securities the Holder owns and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (h) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of Repurchase Offer in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Repurchase Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities in connection with a Repurchase Offer. To the extent that the provisions of any securities laws and regulations conflict with the Repurchase Offer provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

SECTION 3.02.  DEPOSIT OF REPURCHASE PRICE.

     One Business Day prior to any Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the repurchase price required by this Indenture for all Securities to be repurchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the repurchase price of all Securities repurchased.

     If the Company complies with the provisions of the preceding paragraph, on and after the Repurchase Date, the Securities or the portions of Securities to be repurchased in accordance with the provisions of this Indenture shall cease to accrete.

SECTION 3.03.  DELIVERY OF SECURITIES AND PAYMENT OF PURCHASE PRICE.

     One Business Day prior to any Repurchase Date, the Company shall deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company and that such securities were accepted for repurchase by the Company in accordance with the terms of Section
3.01 hereof. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the repurchase date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered, if any, provided, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

SECTION 3.04.  SECURITIES REPURCHASED IN PART.

     Upon surrender of a Security that is repurchased in part, the Company shall issue, and upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unpurchased portion of the Security surrendered.

SECTION 3.05   OPTIONAL REDEMPTION.

     The Securities shall not be redeemable at the Company's option prior to maturity.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

     The Company shall pay or cause to be paid the principal of, and premium and Additional Interest, if any, on the Securities on the dates and in the manner provided in the Securities. Principal, and premium and Additional Interest, if any, shall be considered paid on the date due if the Trustee or Paying Agent, if other than the Company, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Interest, if any, then due, and the Trustee or Paying Agent is not prohibited from paying such money to the Holders in accordance with the terms of this Indenture. The Company shall promptly provide the Trustee and the Paying Agent with a copy of the Registration Rights Agreement and any amendments thereto.

     The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium and Additional Interest from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.03.  REPORTS.

     (a) At the Company's expense, following the first fiscal quarter ending after the date of this Indenture and regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the rules and regulations of the SEC, for so long as the Securities remain outstanding, the Company shall furnish to the Holders (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor Forms) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor Form) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (b) The Company will, for so long as any Securities remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) Such reports shall be delivered to the Registrar and the Registrar will mail them at the Company's expense to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

     (d)  The Company shall also comply with the provisions of TIA (S)314(a).

SECTION 4.04.  COMPLIANCE CERTIFICATES.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreement, and further, stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries and Restricted Affiliates to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 4.06.  WAIVER OF STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or any other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or premium on the Securities as contemplated herein, whenever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries or Restricted Affiliates to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; (iii) purchase, redeem or otherwise acquire or retire for value any Subordinated Indebtedness; or (iv) make or permit to remain outstanding any Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

     The foregoing provisions will not prohibit (a) the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock), (b) the defeasance, redemption or repurchase of any Subordinated Indebtedness (in whole or in part) with the net proceeds from an incurrence of Permitted Refinancing Indebtedness, (c) the repurchase of Subordinated Indebtedness pursuant to a Permitted Offer to Purchase, (d) the making or retention of any Permitted Investment, (e) the repayment of any Indebtedness under the TD Loan Agreement on the Issue Date, or (f) payments in an aggregate amount not to exceed $1 million to redeem or repurchase at original issuance cost the Common Stock of terminated or deceased employees under any employee stock option or stock purchase agreements.

     Not later than the date of making any Restricted Payment (other than an Investment in Cash Equivalents), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which its calculations were computed.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
               SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries, or (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the Pledge Agreements and the Securities, (ii) applicable law,
(iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (iv) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (v) Indebtedness outstanding on the date hereof, or (vi) Project Financing permitted under this Indenture and any other Indebtedness consisting of Non-Recourse Debt with respect to the Company or any Restricted Subsidiary, Restricted Affiliate, or Restricted Subsidiary of any Restricted Affiliate, provided that the Consolidated Cash Flow of any Persons incurring such Indebtedness is not taken into account when determining the Consolidated Cash Flow of the Company. Notwithstanding the foregoing, neither IWC nor any Intermediate Holding Company shall create or suffer to exist any such encumbrances or restrictions, except those imposed by applicable law or by this Indenture or the Securities.

SECTION 4.09  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     The Company shall not, and shall not permit any Restricted or Unrestricted Subsidiary of the Company, Restricted Affiliate or Subsidiary of a Restricted Affiliate to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any Restricted or Unrestricted Subsidiary of the Company, Restricted Affiliate or Subsidiary of a Restricted Affiliate to issue any shares of preferred stock; provided, however, that the Company may incur Subordinated Indebtedness (including Acquired Debt that is such Subordinated Indebtedness), or issue shares of Disqualified Stock, if: (i) the Company's Consolidated Debt to Consolidated Cash Flow Ratio is less than 7 to 1, in the case of any such incurrence or issuance on or before August 15, 1998, or less than 5 to 1, in the case of any such incurrence or issuance at any time thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of the applicable four-quarter period; or (ii) the Company's Consolidated Debt does not exceed 25% of the Company's Total Market Capitalization, calculated as of the date of incurrence or issuance and on a pro forma basis after giving effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom).

     The provisions of the foregoing paragraph will not apply to: (a) issuances of preferred stock or Indebtedness by a Restricted Subsidiary or Unrestricted Subsidiary of the Company, a Restricted Affiliate or a Subsidiary of a Restricted Affiliate to the holders (or their Affiliates) of the common equity of such Subsidiary, Restricted Affiliate or Subsidiary of a Restricted Affiliate on a basis that is substantially proportionate to their common equity interests;
(b) the Securities; (c) intercompany Indebtedness between or among the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate to the extent permitted by the other provisions of the Indenture; (d) the incurrence by the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate of Permitted Refinancing Indebtedness; (e) the incurrence by a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate of Project Financing, the proceeds of which are used by such Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, directly or indirectly, to construct, develop, improve, acquire or operate a Related Business; provided that no single Restricted Subsidiary (together with its consolidated Restricted Subsidiaries and its Restricted Affiliates) and no single Restricted Affiliate (together with its consolidated Restricted Subsidiaries and its Restricted Affiliates), pro forma for such incurrence and the application of the net proceeds therefrom, may, on the date of such incurrence, have an aggregate principal amount of Project Financing outstanding, determined without duplication, that exceeds the greater of (1) five times the Consolidated Cash Flow of such Restricted Subsidiary or Restricted Affiliate for the most recently completed four full fiscal quarters for which internal financial statements are available as of the date of such incurrence (calculated on a pro forma basis as if such Project Financing had been incurred and the proceeds therefrom applied at the beginning of the applicable four-quarter period) or (2) two times the Consolidated Invested Equity Capital of such Restricted Subsidiary or Restricted Affiliate at such time; (f) the issuance by Unrestricted Subsidiaries of the Company or Unrestricted Subsidiaries of Restricted Affiliates of preferred stock or the incurrence by Unrestricted Subsidiaries of the Company or Unrestricted Subsidiaries of Restricted Affiliates of Non-Recourse Debt with respect to the Company, a Restricted Subsidiary, Restricted Affiliate, or Restricted Subsidiary of a Restricted Affiliate;

provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary with respect to the Company and its Restricted Subsidiaries, its Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates, such event shall be deemed to constitute an incurrence by a Restricted Subsidiary of all of the Indebtedness of such Subsidiary or a Restricted Affiliate of all of the Indebtedness of such Minority Owned Affiliate, as the case may be; (g) the incurrence by the Company of Subordinated Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding (measured as of the date of incurrence and without giving effect to subsequent accretion) not to exceed the sum of $100 million (or the equivalent amount in one or more foreign currencies); (h) Guarantees by the Company, a Restricted Subsidiary, Restricted Affiliate, or Restricted Subsidiary of a Restricted Affiliate of the Company of Project Financing of the Company's Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of its Restricted Affiliates not to exceed $10 million (or the equivalent amount in one or more foreign currencies) at the time such Project Financing was guaranteed in an aggregate principal amount outstanding and related accrued interest at any one time outstanding (in addition to Guarantees outstanding on the date of this Indenture); (i) the guarantee by the Company, its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates of Indebtedness of Unrestricted Affiliates, but only to the extent that upon the incurrence of such guarantee of such Indebtedness the Company would be able to make at least $1.00 of additional Investments pursuant to clause (d) of the definition of Permitted Investments; and (j) a Permitted Bank Facility in an aggregate amount not to exceed $20 million in principal amount, with any letters of credit issued thereunder being deemed to have a principal amount equal to the maximum exposure thereof.

SECTION 4.10.  ASSET SALES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale (other than a Permitted Pledge Foreclosure) unless (i) the Company (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (ii) in the case of any Asset Sale other than a Permitted Pledge Foreclosure, at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities of any Restricted Subsidiary as shown on such Restricted Subsidiary's most recent balance sheet or in the notes thereto (other than liabilities that are incurred in connection with, or in contemplation of, such Asset Sale) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this paragraph.

     Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph if (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee), (ii) at least 85% of the consideration for such Asset Sale (other than any Take-Along Asset Sale) constitutes assets or property of a kind usable by the Company in accordance with Section 4.13 ("Related Business Assets") and
(iii) at the time of such Asset Sale (other than any Take-Along Asset Sale) and after giving pro forma effect thereto, the Company would be permitted to incur at least $1.00 of additional Subordinated Indebtedness pursuant to the first paragraph of Section 4.09; provided that any consideration received from such Asset Sale (including any Take-Along Asset Sale) by the Company or any Restricted Subsidiary not constituting cash or Related Business Assets shall constitute Net Proceeds subject to the provisions of the next paragraphs.

     Within 270 days after any Asset Sale (or, in the case of any Permitted Pledge Foreclosure or Asset Sale compelled by a governmental authority, such later date as the Company or the applicable Restricted Subsidiary shall receive any Net Proceeds from such Asset Sale), the Company (or the applicable Restricted Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale to make a Permitted Investment (other than an Investment in Cash Equivalents). Any Net Proceeds from an Asset Sale that are not applied within 270 days after such Asset Sale (or, in the case of any Permitted Pledge Foreclosure or Asset Sale compelled by a governmental authority, such later date as the Company or the applicable Restricted Subsidiary shall receive any Net Proceeds from such Asset Sale) to make a Permitted Investment as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds," provided that, in the case of an Asset Sale by a Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary of the Company, only the Company's Pro Rata Portion of such Net Proceeds to the extent not reinvested shall constitute Excess Proceeds. Pending final application of any Net Proceeds of an Asset Sale to a Permitted Investment (other than Cash Equivalents) or to an Asset Sale Offer, such Net Proceeds may only be invested in Cash Equivalents. When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will be required to make an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased with the Excess Proceeds at an offer price in cash equal to the Accreted Value thereof plus accrued Additional Interest, if any, to the date of repurchase in accordance with the procedures set forth in Section 3.01. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required under applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to this Section 4.10. To the extent that the aggregate Accreted Value of Securities tendered pursuant to an Asset Sale Offer plus accrued Additional Interest, if any, is less than the Excess Proceeds to be applied to purchase Securities, the Company may use any remaining Excess Proceeds for any purpose permitted by the other provisions of this Indenture. If the aggregate Accreted Value of Securities surrendered by Holders thereof plus accrued Additional Interest, if any, exceeds the amount of

Excess Proceeds, the Trustee will select the Securities to be purchased on a pro rata basis (based upon the Accreted Value outstanding). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     If an Asset Sale is (i)(A) compelled by action by a governmental authority or (B) in the case of Mobilcom Mexico, pursuant to a Take Along Asset Sale, and
(ii) for consideration less than fair market value (as determined in good faith by the Board of Directors), such sale shall not be deemed to be in contravention of the requirement set forth in clause (i) of the first paragraph of this
Section 4.10 to the extent that the difference between such fair market value and the actual consideration received in such Asset Sale (and all other such Asset Sales subject to this paragraph on a cumulative basis) is less than 10% of the Total Market Value of Equity of the Company. Without limiting the foregoing, any Asset Sale pursuant to that certain Agreement dated October 2, 1995 between the Company and Permata Merchant Bank Berhad (without giving effect to any amendments or modifications thereto) shall not be deemed to be in contravention of the requirement set forth in clause (i) of the first paragraph of this
Section 4.10.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a resolution of the Board Resolution set forth in an Officers' Certificate to the effect that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that none of the following shall be deemed to be an Affiliate Transaction: (1) any employment agreement, stock option agreement or other agreement relating to the terms of employment or compensation entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practice of the Company or such Restricted Subsidiary; (2) transactions between or among the Company and/or any of its Restricted Subsidiaries or Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates that would not be deemed to be Affiliates but for the Company's direct or indirect ownership interest therein; (3) transactions effected pursuant to the IRA, the Series F Purchase Agreement and the Registration Rights Agreement; or (4) solely for purposes of clause (b)(ii) above, transactions pursuant to a joint venture, co-investment agreement or similar agreement with an Affiliate in which the Company or its Restricted Subsidiaries make an Investment in any Person who is not an Affiliate of either the Company or its co-investing Affiliate at the time such Investment is made, but only to the extent such Investment is acquired solely for cash and the Company or its Restricted Subsidiary and such co-investing Affiliate are investing on substantially identical terms.

SECTION 4.12.  LIENS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien of any kind (other than Permitted Liens) upon any property or assets, now owned or hereafter acquired, of the Company or any such Restricted Subsidiary, or upon any income or profits therefrom or assign or convey any right to receive income therefrom.

SECTION 4.13.  LIMITATION ON LINES OF BUSINESS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business other than a Related Business.

SECTION 4.14  CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, the Company shall make an offer to each Holder to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of each Holder's Securities (a "Change of Control Offer") at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued Additional Interest, if any, to the date of repurchase (the "Change of Control Payment"), pursuant to the provisions of
Article 3 hereof.

SECTION 4.16. SUBSIDIARY  STRUCTURE.

     Notwithstanding anything in this Indenture to the contrary, the Company shall not make any Investment in any Person, directly or indirectly, other than through IWC, which will be required to hold, directly or indirectly through any Intermediate Holding Company, all Investments made by the Company or any of its Restricted Subsidiaries or Restricted Affiliates; provided, however, that (i)
                                                  --------  -------
the Company may hold cash or Cash Equivalents in amounts necessary to meet payroll and other operating expenses of the Company and (ii) the Company may make inter-company loans to any Intermediate Holding Company provided that any such loans are evidenced by a note or notes that are pledged to the Collateral Agent pursuant to the Company Pledge Agreement. In addition (i) IWC shall at all times continue to be a direct Wholly Owned Restricted Subsidiary of the Company and the Company will not have any other direct Subsidiaries, (ii) IWC shall not (although its Restricted Subsidiaries and Restricted Affiliates, other than an Intermediate Holding Company, may, to the extent permitted by Section 4.09) incur any Indebtedness, except intercompany Indebtedness from IWC to the Company that is pledged pursuant to the Company Pledge Agreement, or issue any preferred stock, (iii) no Intermediate Holding Company shall (although its Restricted Subsidiaries and Restricted Affiliates may, to the extent permitted by Section 4.09) incur any Indebtedness, except intercompany Indebtedness from any such Intermediate Holding Company to IWC or the Company that, in the case of a Domestic Intermediate Holding Company, is pledged pursuant to an Intermediate Holding Company Pledge Agreement, (iv) IWC will not consolidate or merge with or into any Person other than an Intermediate Holding Company provided that IWC is the surviving corporation and (v) no Intermediate Holding Company will consolidate or merge with or into any Person other than IWC provided that IWC is the surviving corporation.

SECTION 4.17.  STATUS AS INVESTMENT COMPANY.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940, as amended.

SECTION 4.18. DESIGNATION OF RESTRICTED SUBSIDIARY AS UNRESTRICTED SUBSIDIARY AND RESTRICTED AFFILIATE AS UNRESTRICTED AFFILIATE; REDESIGNATION OF UNRESTRICTED SUBSIDIARY AS RESTRICTED SUBSIDIARY AND UNRESTRICTED AFFILIATE AS RESTRICTED AFFILIATE.

     The Board of Directors may designate a Restricted Subsidiary (other than IWC or any Intermediate Holding Company) to be an Unrestricted Subsidiary and may designate a Restricted Affiliate to be an Unrestricted Affiliate if as a result of such designation no Default or Event of Default shall have occurred and be continuing, and if, after giving pro forma effect to such designation, the Company would have been permitted to make at least $1.00 of additional Investments pursuant to clause (d) of the definition of Permitted Investments. Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the designation of any Restricted Affiliate as an Unrestricted Affiliate, all previous Investments by the Company in a Wholly Owned Restricted Subsidiary and the Company's Pro Rata Portion of any Investments by any of its Restricted Subsidiaries or Restricted Affiliates in such Restricted Subsidiary or Restricted Affiliate (in all other cases) will be deemed to constitute an Investment made on the date of such designation in an Unrestricted Subsidiary or Unrestricted Affiliate, as applicable, in an amount equal to the greatest of (x) the aggregate original fair market value of such Investments (or the Company's Pro Rata Portion thereof, as applicable) as determined in good faith by the Company's Board of Directors, (y) the net book value of such Investments at the time of such designation (or the Company's Pro Rata Portion thereof, as applicable), and (z) the fair market value of such Investments at the time of such designation (or the Company's Pro Rata Portion thereof, as applicable) as determined in good faith by the Company's Board of Directors. Such designation will only be permitted if (i) such Investment (or the Company's Pro Rata Portion thereof, as applicable) would be permitted at such time by the terms of Section 4.07 and (ii) if such Restricted Subsidiary or Restricted Affiliate, as applicable, otherwise meets the definition of an Unrestricted Subsidiary or an Unrestricted Affiliate, as applicable, and (except as provided in clause (iii) below) has no Indebtedness other than Non-Recourse Debt with respect to the Company and its Restricted Subsidiaries, its Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates, and (iii) any Guarantee by the Company of such Non-Recourse Debt is permitted pursuant to clause (i) in the second paragraph of Section 4.09.

     The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary and may designate any Unrestricted Affiliate to be a Restricted Affiliate; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary or Restricted Affiliate, as applicable, of all outstanding Indebtedness of such Unrestricted Subsidiary or Unrestricted Affiliate, as applicable, and such designation shall only be permitted if (1) as a result of such designation no Default or Event of Default shall have occurred and be continuing, (2) immediately after giving pro forma effect to such designation, all Indebtedness of the Subsidiary or Affiliate so designated would be permitted under Section
4.09 if it were incurred by a Restricted Subsidiary or Restricted Affiliate, as applicable, on the date of designation, and (3) such designation does not and will not result in the creation of any Lien on any asset of the Company or any of its Restricted Subsidiaries (including the Subsidiary so designated), except Liens permitted by the Indenture to be incurred.

SECTION 4.19   INTERNAL REVENUE SERVICE FILING AND WITHHOLDING INFORMATION.

     The Company shall file Internal Revenue Service Form 8281, Information Return for Publicly Offered Original Issue Discount Instruments, with the Internal Revenue Service no later than the date such filing is required to be made and shall mail a copy of such filing to the Trustee and the paying within 15 days after such filing with the Internal Revenue Service. Upon the written request of the Paying Agent, the Company shall promptly prepare and deliver to the Paying Agent all information requested by the Paying Agent in order that the Paying Agent can timely comply with the applicable withholding requirements of the Internal Revenue Service and prepare the applicable Form 1099 OID for distribution to the Holders of Certificated Securities.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under this Indenture, the Pledge Agreements, the Intercreditor Agreement and the Securities, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto (as if such transaction had occurred at the beginning of the most recently ended four-quarter period for which internal financial statements are available immediately preceding the date of such transaction, for purposes of calculating the Consolidated Debt to Consolidated Cash Flow Ratio, and as if such transaction had occurred as of such date for purposes of calculating Consolidated Debt as a percentage of Total Market Capitalization), be permitted to incur at least $1.00 of additional Subordinated Indebtedness pursuant to Section 4.09 hereof. Notwithstanding the foregoing, nothing in this Section 5.01 shall restrict or limit the Company's ability to transfer all or substantially all of its assets (other than those pledged pursuant to the Pledge Agreement) to a Wholly Owned Restricted Subsidiary.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, and premium and Additional Interest, if any, on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

          (1) the Company defaults in the payment when due of Additional Interest, premium or of the principal or Accreted Value (as applicable) of the Securities, at maturity, upon acceleration, repurchase or otherwise;

          (2) the Company or any of its Restricted Subsidiaries or Restricted Affiliates fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.15, 4.16, or 5.01 hereof;

          (3) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Securities for 60 days after notice to the Company by the Trustee, or notice to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities then outstanding;

          (4) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $3 million;

          (6) the Company or any of its Significant Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

               (a) commences a voluntary case or proceeding with respect to itself;

               (b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property;

               (d) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

               (e)  makes a general assignment for the benefit of its creditors;

               (f)  generally is not paying its debts as they become due; or

               (g) takes any corporate action to authorize or effect any of the forgoing.

          (7) a court of competent jurisdiction enters a judgment, decree or order under Bankruptcy Law that is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding which shall:

               (a) approve a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Restricted Subsidiary;

               (b) appoint a Custodian for the Company or any Significant Restricted Subsidiary, or for all or substantially all of the property of the Company or any Significant Restricted Subsidiary; or

               (c) order the winding-up or liquidation of the Company or any Significant Restricted Subsidiary.

     and, in each case, the judgment, order or decree remains unstayed and in effect for 60 days.

          (8) the Company or IWC breaches any material representation, warranty or agreement set forth in any Pledge Agreement or the Intercreditor Agreement, or a default by the Company or IWC in the performance of any covenant set forth in any Pledge Agreement or the Intercreditor Agreement occurs, or the Company or IWC repudiates its obligations under any Pledge Agreement or the Intercreditor Agreement, or any substantive provision of any Pledge Agreement or the Intercreditor Agreement is held in any judicial proceeding to be unenforceable against the Company or IWC or invalid or ceases for any reason to be in full force and effect.

SECTION 6.02.  ACCELERATION.

     If an Event of Default (other than an Event of Default specified in paragraph (6) or (7) of Section 6.01 with respect to the Company or any Significant Restricted Subsidiary) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all Securities to be due and payable by notice in writing to the Company specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become effective immediately due and payable. If an Event of Default specified in paragraph (6) or (7) of Section
6.01 occurs and is continuing with respect to the Company or any Significant Restricted Subsidiary, all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities then outstanding (by notice to the Trustee) may rescind and cancel a declaration of acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived, except nonpayment of the principal or interest on the Securities which have become due solely by such declaration of acceleration, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of a Default or Event of Default of the type described in paragraphs (6) or (7) of
Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto. In the event of any such acceleration of the Securities, the Company will become obligated to pay the Accreted Value of the Securities plus accrued Additional Interest, if any, immediately.

SECTION 6.03.   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, and premium and Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Pledge Agreements or the Intercreditor Agreement.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

     Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium and Additional Interest, if any, on the Securities (which is required to be unanimous), or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. In the event of any Event of Default specified in Section 6.01(4) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after such Event of Default arose (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

     Subject to Section 2.09, Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee, in its discretion, which is not inconsistent with such direction.

SECTION 6.06.  LIMITATION ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee notice of a continuing Event of Default;

     (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

     (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is reasonably satisfactory to the Trustee;

     (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

     (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and premium and Additional Interest, if any, on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(1) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium and accrued Additional Interest, if any, remaining unpaid on the Securities and interest on overdue principal and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company (or any other obligor upon the Securities), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any monies or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, any other amounts due the Trustee under Section
7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

     Except as otherwise required pursuant to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

     Third: to Holders of Securities for amounts due and unpaid on the Securities for principal, and premium and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, and premium and Additional Interest, if any, respectively; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to
Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01 DUTIES OF TRUSTEE.

     (a) If a Default or an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of the Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (b) Except during the continuance of a Default or an Event of Default actually known to the Trustee:

         (1) The Trustee and the Agents need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee or the Agents.

         (2) In the absence of bad faith on its part, the Trustee or any Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee or any Agent and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee or any Agent, the

     Trustee or such Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

         (2) Neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Trust Officer (or an officer of the Agent), unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Every provision of this Indenture that in any way relates to the Trustee or any Agent is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

     (f) Neither the Trustee nor any Agent shall be liable for interest on any money or assets received by it except as the Trustee or any such Agent may agree in writing with the Company. Assets held in trust by the Trustee or any Agent need not be segregated from other assets except to the extent required by law.

     (g) In the absence of bad faith, negligence or wilful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

     (h) Any provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and, upon qualification of this Indenture under TIA, TIA (S) 315.

SECTION 7.02  RIGHTS OF TRUSTEE AND EACH AGENT.

     Subject to Section 7.01:

     (a) The Trustee and each Agent may request and rely conclusively and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent need investigate any fact or matter stated in the document.

     (b) Before the Trustee or any Agent acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. Neither the Trustee nor any Agent shall be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) or attorney appointed with due care.

     (d) Neither the Trustee nor any Agent shall be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee or an Agent, in their discretion, may make such further inquiry or investigation into such facts or matters as they may see fit and, if the Trustee or any Agent shall determine to make such further inquiry or investigation, they shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     (g) The Trustee or any Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. The Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 DISCLAIMER OF TRUSTEE AND AGENTS.

     Neither the Trustee nor any Agent makes any representation as to the validity, effectiveness or adequacy of this Indenture, the Securities, the Unit Agreement, the Pledge Agreements, the Intercreditor Agreement or any prospectus or offering circular distributed in connection with the initial sale of the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company or upon the Company's direction under any provision of this Indenture, the Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital of the Company in this Indenture, the Securities other than the Trustee's certificate of authentication or any document issued in connection with the sale of the Securities.

SECTION 7.05 NOTICE OF DEFAULT.

     If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder, as their names and addresses appear on the Holder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or premium or Additional Interest on, any Security, including an accelerated payment and the failure to make payment on the Repurchase Date pursuant to a Change of Control Offer or an Asset Sale Offer, and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to
Section 6.01(1); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after August 15 of each year beginning with August 15, 1997, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

       The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07 COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee and any Agent in their capacity as such from time to time such compensation as may be agreed upon in writing by the Company and the Trustee or such Agent. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and any Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by them in connection with the performance of their duties and the discharge of their obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's and Agents' agents and counsel.

     The Company shall indemnify the Trustee and the Agents and their agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability, damage, claim or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or any Agent for which indemnity may be sought; provided,
                                                                    --------
however, that the failure to provide such notice shall not affect the right to
- -------
indemnity provided for herein. The Company shall defend the claim and the Trustee and the Agents shall cooperate in the defense. The Trustee and the Agents may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee or any Agent as a result of the violation of this Indenture by the Trustee or such Agent or if such loss or liability arose through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee and the Agents shall have a lien prior to the Securities on all assets or money held or collected by the Trustee and the Agents, in their capacity as Trustee or Agent, as the case may be, except assets or money held in trust to pay principal of, or premium or Additional Interest on, particular Securities or that constitute Collateral.

     When the Trustee or an Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for such services shall be preferred over the status of the Holders in a proceeding under Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee or Agent, the discharge of the Company's obligations pursuant to Article 8 and any rejection or termination under any Bankruptcy Law.

     The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee or any Agent, the discharge of the Company's obligations under Article Eight or any rejection or the termination of this Indenture under any Bankruptcy Law or otherwise.

SECTION 7.08 REPLACEMENT OF TRUSTEE.

     The Trustee may resign at any time by so notifying the Company in writing at least 10 days in advance of such resignation. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by a Holder who has been a Holder for at least six months fails to comply with Section 7.10, any Holder may (at its expense) petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided that such Person shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for

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such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S)
310 shall apply to the Company and any other obligor of the Securities.

SECTION 7.11   PREFERENTIAL COLLECTION OF
               CLAIMS AGAINST THE COMPANY.

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company and any other obligor of the Securities.

SECTION 7.12 AUTHENTICATING AGENTS.

     (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Securities. Wherever reference is made in this Indenture to the authentication of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Company and must be a corporation or financial institution organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to engage in a trust business and subject to supervision or examination by federal or state authorities. The Trustee hereby appoints Bankers Trust Company as an Authenticating Agent hereunder and Bankers Trust Company hereby accepts such appointment.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment (at the Company's expense) to all Holders. Any successor Authenticating Agent upon

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acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of this Section
7.12. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 7.07.


                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE
               OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, and premium and Additional Interest, if any, on such Securities when such payments are due from the funds held by the Trustee in the trust, (b) the Company's obligations with respect to such Securities under Sections 2.03, 2.04 through and including 2.11, 2.13, 2.14 and 2.15 and 4.02 hereof, (c) the rights, powers, trust, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

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

SECTION 8.03.  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01, of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(2) through 6.01(5) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Securities:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfy the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) or the Paying Agent on behalf of the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, and premium and Additional Interest, if any, on the outstanding Securities on the stated maturity for payment thereof or on the applicable Repurchase Date, as the case may be;

          (b) in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee

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

     confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or would occur as a consequence therefor, or insofar as Sections 6.01(6) or 6.01(7) are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that, as of the date of such opinion, the trust funds will not be subject to the effect of any applicable Bankruptcy Law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

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

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") or the Paying Agent on behalf of the Trustee pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal and premium and Additional Interest, if any, on such Securities. Such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

     Any money held by the Trustee or any Paying Agent under this Article Eight, in trust for the payment of the principal of, or premium and Additional Interest, if any, on any Security and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment which exceeds $1,000,000, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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

SECTION 8.07. REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with
Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium or Additional Interest, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01  WITHOUT CONSENT OF HOLDERS.

     Notwithstanding Section 9.02 of this Indenture, the Company, when authorized by a Board Resolution, the Trustee and the Collateral Agent, as applicable, together, may amend or supplement this Indenture, the Pledge Agreements, the Intercreditor Agreement or the Securities without notice to or consent of any Holder:

     (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

     (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (3) to provide for the assumption of the Company's obligations to Holders of the Securities in the event of a merger, consolidation or sale of all or substantially all of the Company's assets pursuant to Article Five hereof;

     (4) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture, the Securities, the Pledge Agreements or the Intercreditor Agreement of any such Holder;

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

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

     (6) to provide for the issuance of the Exchange Securities (which will have terms identical in all material respects to the Securities issued on the Issue Date except that the transfer restrictions contained in the Securities issued on the Issue Date will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Securities issued on the Issue Date, as a single issue of Securities;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02  WITH CONSENT OF HOLDERS.

     Subject to Section 6.07, the Company, when authorized by a Board Resolution, together with the Trustee and the Collateral Agent, as applicable, with the written consent of the Holder or Holders of at least a majority in principal amount of the outstanding Securities may amend or supplement this Indenture, the Pledge Agreements, the Intercreditor Agreement or the Securities, without notice to any other Holders. Subject to Sections 6.04 and 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, the Pledge Agreements, the Intercreditor Agreement or the Securities without notice to any other Holders.

     No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, directly or indirectly, without the consent of each Holder of each Security affected thereby:

     (1) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

     (2)  reduce the principal of or change the fixed maturity of any Security;

     (3)  reduce the rate of accretion on any Security;

     (4) reduce the repurchase price of or change the time at which the Securities must be repurchased by the Company upon a Change of Control or Asset Sale or otherwise amend in any material respect (including through amendment of any of the definitions relating thereto) or waive the Company's obligation to make and consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in the event of an Asset Sale.

     (5) waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, on the Securities (except that Holders of at least a majority in aggregate principal amount of the then outstanding Securities may (a) rescind an acceleration of the Securities that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration);

     (6) make any Security payable in money other than that stated in the Securities;

     (7) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or premium and Additional Interest, if any, on the Securities;

     (8) make any change or modification to this Indenture, the Pledge Agreements or the Intercreditor Agreement, or take or fail to take any action, that would have the effect of impairing the Lien on the Collateral granted pursuant to the Pledge Agreements or permitting any release of Collateral from such Lien except as expressly contemplated by this Indenture, the Pledge Agreements or the Intercreditor Agreement;

     (9)   make any changes in Section 6.04 or 6.07 hereof; or

     (10)  make any change in the foregoing amendment and waiver provisions.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.

SECTION 9.03  COMPLIANCE WITH TIA.

     Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented

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

(and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through
(10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, or premium or Additional Interest on, a Security on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05  NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

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

                                  ARTICLE 10
                            COLLATERAL AND SECURITY

SECTION 10.01.  PLEDGE AGREEMENT.

     (a) As general and continuing security for the due repayment and satisfaction of all present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including without limitation, the Securities and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company to the Trustee (including obligations under Section
7.07 hereof) and the Holders under this Indenture and the Securities, (i) the Company for all purposes, has entered into the Company Pledge Agreement and pledged the Company Collateral and (ii) IWC has undertaken to enter into an Intermediate Holding Company Pledge Agreement prior to forming or acquiring any interest in a Domestic Intermediate Holding Company, pursuant to which it will pledge the IWC Collateral relating to such Domestic Intermediate Holding Company.

     (b) The Company covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, pledge, transfer and confirm the property constituting the Company Collateral, in the manner and form done in the Company Pledge Agreement, or intended to be done, free and clear of all Liens whatsoever (other than the equal and ratable Liens of lenders under a Permitted Bank Facility, as set forth in the Company Pledge Agreement), and that (i) it will forever warrant and defend the title to the same against the claims of all persons whatsoever, (ii) it will execute, acknowledge and deliver to the Trustee and the Collateral Agent such further assignments, transfers, assurances or other instruments as the Trustee or the Collateral Agent may require or request, and (iii) it will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee or the Collateral Agent, to assume and confirm to the Trustee and the Collateral Agent the Company Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Company Pledge Agreement, this Indenture and of the Securities. The Company further covenants and agrees that the Company Pledge Agreement creates or will create, as the case may be, a direct and valid first-ranking security interest (subject to the equal and ratable Liens of lenders under a Permitted Bank Facility, as set forth in the Company Pledge Agreement) on the Company Collateral subject thereto.

SECTION 10.02.  RECORDING AND OPINIONS.

     (a) The Company shall furnish to the Trustee and the Collateral Agent simultaneously with the execution and delivery of this Indenture and the execution of any Pledge Agreement an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Pledge Agreements, financing statements or other instruments necessary to make enforceable and perfected the Lien

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

intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien enforceable and perfected.

     (b) The Company shall furnish to the Collateral Agent and the Trustee within three months after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreements and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Collateral Agent and the Trustee hereunder and under the Pledge Agreements, with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

     (c)  The Company shall otherwise comply with the provisions of TIA
(S)314(b).

SECTION 10.03.  RELEASE OF COLLATERAL.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Pledge Agreements at any time or from time to time in accordance with the provisions of the Pledge Agreements or as provided hereby.

     (b) No Collateral shall be released from the Lien and security interest created by the Pledge Agreements pursuant to the provisions of the Pledge Agreements unless there shall have been delivered to the Collateral Agent and the Trustee an Officers' Certificate certifying that all conditions precedent hereunder have been met. Upon receipt of such Officers' Certificate, the Trustee shall direct the Collateral Agent to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Pledge Agreements.

     (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Pledge Agreements shall be effective as against the Holders of Securities.

     (d) The release of any Collateral from the terms of this Indenture and the Pledge Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or of the Pledge Agreements. To the extent applicable, the Company shall cause TIA (S)313(b), relating to reports, and TIA (S)314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreements, to be complied with. Any certificate or opinion required by TIA (S)314(d) may be made by an Officer of the Company except in cases where TIA (S)314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 10.04.  CERTIFICATES OF THE COMPANY.

     (a) The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Pledge Agreements,
(i) all documents required by TIA(S)314(d) and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA
(S)314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05.  CERTIFICATES OF THE TRUSTEE.

     In the event that the Company wishes to release Collateral in accordance with the Pledge Agreements and has delivered the certificates and documents required by the Pledge Agreements and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA (S)314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), shall deliver a certificate to the Collateral Agent setting forth such determination and instructions to release such Collateral.

SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Securities distributed under the Pledge Agreements, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

SECTION 10.08.  TERMINATION OF SECURITY INTEREST.

     Upon payment in full of all Obligations of the Company under this Indenture and the Securities, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreements.

SECTION 10.09.  INTERCREDITOR AGREEMENT.

     In the event the Company enters into a Permitted Bank Facility, the Trustee is authorized to enter into the Intercreditor Agreement and take all actions provided for therein. The Trustee is further authorized to receive in its own name or through any Collateral Agent any funds for the benefit of the Holders distributed under the Pledge Agreements and any Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.



                                  ARTICLE 11
                                McISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail, telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

          International Wireless Communications Holdings, Inc.
          400 South El Camino Real
          Suite 1275
          San Mateo, California  94402
          Attention: Chief Financial Officer

     With a copy to:

          Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 600 Hansen Way
          Second Floor
          Palo Alto, California  94304
          Attention: Brooks Stough

     If to the Trustee:

          Marine Midland Bank
          140 Broadway, 12th Floor
          New York, New York  10005
          Attention:  Corporate Trust Services-IWC

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notices and communications to the Trustee shall be deemed to have been given only upon receipt.

     Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S)313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication (other than to the Trustee) is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

     Holders may communicate pursuant to TIA (S)312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
(S)312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S)314(a)(4)) shall comply with the provisions of TIA (S)314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Pledge Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.08.  GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES.

SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.  SEVERABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.  TABLE OF CONTENTS, HEADINGS, ETC.

     Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.  LEGAL HOLIDAYS.

     If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                        [Signatures on following page]

                                  SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.


Dated: 8/15/96                         INTERNATIONAL WIRELESS
      ---------
                                       COMMUNICATIONS HOLDINGS, INC.



                                       By: /s/ Douglas S. Sinclair
                                          --------------------------------------
                                          Name: Douglas S. Sinclair
                                          Title: Executive Vice President and
                                                 Chief Financial Officer




Dated: 8/15/96                         MARINE MIDLAND BANK
      ---------

                                       By: /s/ JAMES D. NESCI
                                          --------------------------------------
                                          Name: JAMES D.NESCI
                                          Title: CORPORATE TRUST OFFICER

                                                                     EXHIBIT A-1

                           [FORM OF INITIAL SECURITY]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") OR ANY AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE UNIT AGENT, IN THE CASE OF ANY TRANSFER OF UNITS, THE REGISTRAR, IN THE CASE OF ANY TRANSFER OF THIS SECURITY AND THE WARRANT AGENT, IN THE CASE OF ANY TRANSFER OF THE WARRANTS, A SIGNED LETTER (THE FORM OF WHICH LETTER (WHICH IS AN EXHIBIT TO THE INDENTURE GOVERNING THIS SECURITY) CAN BE OBTAINED FROM THE UNIT AGENT, THE REGISTRAR OR THE WARRANT AGENT, AS APPLICABLE) CERTIFYING TO THE COMPANY AND SUCH AGENT OR REGISTRAR THAT SUCH TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND IS ACQUIRING SUCH SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE HOLDER SHALL, PRIOR TO SUCH


                                     A-1-i

TRANSFER, FURNISH TO THE UNIT AGENT, THE REGISTRAR OR THE WARRANT AGENT, AS APPLICABLE, AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSONS" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

     THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT." THE ISSUE PRICE IS $354.32 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $645.68 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS AUGUST 15, 1996. THE YIELD TO MATURITY IS 23.06%, COMPOUNDED SEMI-ANNUALLY .

     UNTIL THE EARLIEST TO OCCUR OF (i) NOVEMBER 15, 1996, (ii) THE
OCCURRENCE OF AN EXERCISE EVENT (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO IN THE INDENTURE GOVERNING THE SECURITIES EVIDENCED HEREBY), (iii) THE DATE A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE SECURITIES OR A SHELF REGISTRATION STATEMENT FOR THE SECURITIES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (iv) SUCH EARLIER DATE AS MAY BE DETERMINED BY THE INITIAL PURCHASERS (AS DEFINED IN THE INDENTURE GOVERNING THE SECURITIES EVIDENCED HEREBY), THE SECURITIES EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO THE SAME TRANSFEREE ONE WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. FOR EACH $1,000 PRINCIPAL AMOUNT OF SECURITIES SO TRANSFERRED.


                                    A-1-ii

                             INTERNATIONAL WIRELESS
                         COMMUNICATIONS HOLDINGS, INC.

                   14% SENIOR SECURED DISCOUNT NOTE DUE 2001

                                                        CUSIP No. __________

No.                                                              $__________

     INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, promises to pay to ________________ or its registered assigns the principal sum of ___________ Dollars (which amount includes amortization of the original issue discount) on August 15, 2001.

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth in this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

     Dated:  August 15, 1996

     INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.


     By: _____________________________________
         Name:
         Title:


     By: _____________________________________
         Name:
         Title:


                                    A-1-iii

Trustee's Certificate of Authentication

Dated:_____________________

This is one of the
Securities referred to in the
within-mentioned Indenture:

MARINE MIDLAND BANK
as Trustee

By:  Bankers Trust Company
     as Authenticating Agent

     By: __________________________
             Authorized Signatory

                                    A-1-iv

                             (Reverse of Security)

                   14% Senior Secured Discount Note due 2001

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. METHOD OF PAYMENT. Amortization of the original issue discount will accrue semi-annually at the rate of 14% per annum on the initial public offering price of the Securities. Payment of the principal of, Additional Interest or premium, if any, on the Securities or such lesser amount payable upon the acceleration of the maturity of the Securities will include accrued amortization of the original issue discount. Additional Interest shall be paid as provided in the Registration Rights Agreement.

     The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium and Additional Interest from time to time on demand at the rate borne by the Securities plus 2% per annum.

     The Holder must surrender this Security to a Paying Agent to collect payments. The principal of, and premium and Additional Interest, if any, on the Securities will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment may be made by wire transfer to an account within the United States or check mailed to the Holders of the Securities at their respective addresses set forth in the register of Holders of Securities. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Paying Agent maintained for such purpose. All payment shall be in coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     2. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company or any of its subsidiaries may, subject to certain exceptions, act in any such capacity.

     3. INDENTURE AND PLEDGE AGREEMENTS. The Company issued the Securities under an Indenture dated as of August 15, 1996 (the "Indenture") between the Company and the Trustee. The terms of the Indenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S)77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are secured obligations of the Company limited to $196,720,000 in aggregate principal amount at maturity. The Securities are secured by


                                     A-1-v
a pledge by the Company of (i) all of the Capital Stock and other Equity Interests (if any) of IWC, (ii) a pledge by IWC of all of the Capital Stock and other Equity Interests (if any) of any Domestic Intermediate Holding Company which may be acquired by IWC from time to time, (iii) all intercompany notes issued by IWC or any Intermediate Holding Company to the Company (if any) and by any Domestic Intermediate Holding Company to IWC (if any), and (iv) proceeds of any of the foregoing (the "Collateral") pursuant to the Pledge Agreements referred to in the Indenture.

     4. OPTIONAL REDEMPTION. The Securities are not redeemable at the Company's option prior to maturity.

     5. MANDATORY REDEMPTION. Except as set forth in paragraph 6 below, the Company is not required to make mandatory redemption payments with respect to the Securities.

     6.   REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of each Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued Additional Interest, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Holders may elect to have all or a portion of their Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $5 million, the Company will commence an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued Additional Interest, if any, to the date of repurchase. Holders of Securities that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company at least 20 Business Days prior to any related purchase date and may elect to have all or a portion of their Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     (c) Holders may elect to have all or a portion of their Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate


                                    A-1-vi
endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

     8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

     9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations to Holders of the Securities in case of a merger, consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Exchange Securities or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     10. DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment when due of principal or the Accreted Value (as applicable) of the Securities when the same becomes due and payable at maturity, upon acceleration, repurchase or otherwise, (ii) failure by the Company to comply with any of the provisions of Sections 4.07, 4.09, 4.10, 4.15, 4.16 or 5.01 of the Indenture;
(iii) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding to comply with certain other agreements in the Indenture or the Securities; (iv) default under certain other agreements relating to certain Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Restricted Subsidiaries; and (viii) the breach of any material representation, warranty or agreement set forth in the Pledge Agreements, or a default by the Company or IWC in the performance of any covenant set forth in the Pledge Agreements, or a repudiation by the Company or IWC of its obligations under the Pledge Agreements or any substantive provision of the Pledge Agreements being held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable without further action or notice. Holders may not enforce the Indenture or the Securities except as provided

                                    A-1-vii
in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or premium) if it determines in good faith that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, on the Securities when due, or in respect of a covenant or provision which cannot be amended or modified without the consent of all Holders. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     11. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     12. UNCLAIMED MONEY. If money for the payment of principal, premium or Additional Interest or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Equity Interests or certain Investments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     14. The Indenture contains provisions (which provisions apply to this Security) which provide that the Company will be discharged from certain obligations in respect of the Securities and the Indenture upon compliance by the Company with certain conditions set forth therein.

     15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.


                                   A-1-viii

     16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. GOVERNING LAW. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COMM (=tenants in common), TEN ENT (=tenants by the entireties), JT TN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement among the Company and the Initial Purchasers on behalf of the Holders, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's 14% Senior Secured Discount Note due 2001 (the "Exchange Securities") which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects (other than certain transfer restrictions) as the Securities issued on the Issue Date. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon the terms of the Registration Rights Agreement. Additional Interest which may be payable pursuant to and in accordance with the terms of the Registration Rights Agreement. Additional Interest which may be payable pursuant to the Registration Rights Agreement shall be payable as set forth therein. The provision of the Registration Rights Agreement relating to such Additional Interest are incorporated herein by reference and made a part hereof as if set forth herein in full.


                                    A-1-ix

     22. INDENTURE. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          International Wireless Communications Holdings, Inc.
          400 South El Camino Real
          Suite 1275
          San Mateo, California 94402
          Attention: Chief Financial Officer



                                     A-1-x

                                ASSIGNMENT FORM


     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________



________________________________________________________________________________



________________________________________________________________________________



________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) August 15, 1999, the undersigned confirms that it has not utilized and general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                   ---------

[_]   (a)   this Security is being transferred in compliance with the
            exemption from registration under the Securities Act provided by Rule 144A thereunder.


[_]   (b)   this Security is being transferred pursuant to Rule 904 under the
            Securities Act and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

[_]   (c)   this Security is being transferred other than in accordance with (a)
            or (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

                                    A-1-xi

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.



Date: ____________________


                            Your Signature:____________________________________
                                            (Sign exactly as your names appears
                                           on the face of this Security)



Signature Guarantee: __________________________________________________________

                            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)


              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants to the Company, the Registrar and the Trustee that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:__________________________  ______________________________________________
                                 NOTICE:  to be executed by an executive
                                             officer


                                    A-1-xii

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box:

                                 Section 4.10  [_]
                                 Section 4.15  [_]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount (in even multiples of $1,000) you wish to have purchased:

US$_____________


Date:___________________________  Your Signature:___________________________

                                                  (sign exactly as your name
                                                  appears on the other side
                                                  of this Security)


Signature Guarantee: ________________________________________________________

                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)


                                   A-1-xiii

                                                                     EXHIBIT A-2

                          [FORM OF EXCHANGE SECURITY]

     THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE ISSUE PRICE IS $354.32 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $645.68 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS AUGUST 15, 1996. THE YEILD TO MATURITY IS 23.06%, COMPOUNDED SEMI-ANNUALLY.

     UNTIL THE EARLIEST TO OCCUR OF (i) NOVEMBER 15, 1996, (ii) THE OCCURRENCE OF AN EXERCISE EVENT (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO IN THE INDENTURE GOVERNING THE SECURITIES EVIDENCED HEREBY), (iii) THE DATE A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE SECURITIES OR A SHELF REGISTRATION STATEMENT FOR THE SECURITIES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (iv) SUCH EARLIER DATE AS MAY BE DETERMINED BY THE INITIAL PURCHASERS (AS DEFINED IN THE INDENTURE GOVERNING THE SECURITIES EVIDENCED HEREBY), THE SECURITIES EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO THE SAME TRANSFEREE ONE WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. FOR EACH $1,000 PRINCIPAL AMOUNT OF SECURITIES SO TRANSFERRED.

                                     A-2-i

                            INTERNATIONAL WIRELESS
                         COMMUNICATIONS HOLDINGS, INC.

                   14% SENIOR SECURED DISCOUNT NOTE DUE 2001


                                                            CUSIP No. __________

No.                                                                  $__________



     INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, promises to pay to ________________ or its registered assigns the principal sum of ___________ Dollars (which amount includes amortization of the original issue discount) on August 15, 2001.

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth in this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

     Dated: August 15, 1996

     INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.


     By: _____________________________________
         Name:
         Title:


     By: _____________________________________
         Name:
         Title:

                                    A-2-i

Trustee's Certificate of Authentication

Dated: ______________

This is one of the
Securities referred to in the
within-mentioned Indenture:


MARINE MIDLAND BANK
as Trustee

By:  Bankers Trust Company
     as Authenticating Agent


     By: ________________________
            Authorized Signatory

                                    A-2-ii

                             (Reverse of Security)

                   14% Senior Secured Discount Note due 2001

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. METHOD OF PAYMENT. Amortization of the original issue discount will accrue semi-annually at the rate of 14% per annum on the initial public offering price of the Securities. Payment of the principal of, or premium or Additional Interest, if any, on the Securities or such lesser amount payable upon the acceleration of the maturity of the Securities will include accrued amortization of the original issue discount. Additional Interest shall be paid as provided in the Registration Rights Agreement.

     The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium and Additional Interest from time to time on demand at the rate borne by the Securities plus 2% per annum.

     The Holder must surrender this Security to a Paying Agent to collect payments. The principal of, and premium and Additional Interest, if any, on the Securities will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment may be made by wire transfer to an account within the United States or check mailed to the Holders of the Securities at their respective addresses set forth in the register of Holders of Securities. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Paying Agent maintained for such purpose. All payment shall be in coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     2. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company or any of its subsidiaries may, subject to certain exceptions, act in any such capacity.

     3. INDENTURE AND PLEDGE AGREEMENT. The Company issued the Securities under an Indenture dated as of August 15, 1996 (the "Indenture") between the Company and the Trustee. The terms of the Indenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S)77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are secured obligations of the Company limited to $196,720,000 in aggregate principal amount at maturity.

                                   A-2-iii

The Securities are secured by a pledge by the Company of (i) all of the Capital Stock and other Equity Interests (if any) of IWC, (ii) a pledge by IWC of all of the Capital Stock and other Equity Interests (if any) of any Domestic Intermediate Holding Company which may be acquired by IWC from time to time,
(iii) all intercompany notes issued by IWC or any Intermediate Holding Company to the Company (if any) and by any Domestic Intermediate Holding Company to IWC (if any), and (iv) proceeds of any of the foregoing (the "Collateral") pursuant to the Pledge Agreements referred to in the Indenture.

     4. OPTIONAL REDEMPTION. The Securities are not redeemable at the Company's option prior to maturity.

     5. MANDATORY REDEMPTION. Except as set forth in paragraph 6 below, the Company is not required to make mandatory redemption payments with respect to the Securities.

     6.   REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of each Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued Additional Interest, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Holders may elect to have all or a portion of their Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $5 million, the Company will commence an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued Additional Interest, if any, to the date of repurchase. Holders of Securities that are the subject of an offer to purchase will receive an Asset Sale Offer at least 20 Business Days from the Company prior to any related purchase date and may elect to have all or a portion of their Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     (c) Holders may elect to have all or a portion of their Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate

                                    A-2-iv
endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

     8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

     9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations to Holders of the Securities in case of a merger, consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     10. DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment when due of principal or the Accreted Value (as applicable) of the Securities when the same becomes due and payable at maturity, upon acceleration, repurchase or otherwise, (ii) failure by the Company to comply with any of the provisions of Sections 4.07, 4.09, 4.10, 4.15, 4.16 or 5.01 of the Indenture;
(iii) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding to comply with certain other agreements in the Indenture or the Securities; (iv) default under certain other agreements relating to certain Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Restricted Subsidiaries; and (viii) the breach of any material representation, warranty or agreement set forth in the Pledge Agreements, or a default by the Company or IWC in the performance of any covenant set forth in the Pledge Agreements, or a repudiation by the Company or IWC of its obligations under the Pledge Agreements or any substantive provision of the Pledge Agreements being held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable without further action or notice. Holders may not enforce the Indenture

                                    A-2-v
or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or premium) if it determines that in good faith withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, on the Securities when due, or in respect of a covenant or provision which cannot be amended or modified without the consent of all Holders. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     11. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     12. UNCLAIMED MONEY. If money for the payment of principal, premium or Additional Interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Equity Interests or certain Investments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     14. The Indenture contains provisions (which provisions apply to this Security) which provide that the Company will be discharged from certain obligations in respect of the Securities and the Indenture upon compliance by the Company with certain conditions set forth therein.

                                    A-2-vi

     15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

     16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. GOVERNING LAW. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COMM (=tenants in common), TEN ENT (=tenants by the entireties), JT TN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. INDENTURE. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

                                   A-2-vii

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          International Wireless Communications Holdings, Inc.
          400 South El Camino Real
          Suite 1275
          San Mateo, California  94402
          Attention:  Chief Financial Officer

                                   A-2-viii

                                ASSIGNMENT FORM


     To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to :


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date: ____________________


                              Your Signature:___________________________________
                                             (Sign exactly as your names appears
                                             on the face of this Security)



Signature Guarantee: ___________________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

                                    A-2-ix

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box:

                       Section 4.10  [   ]
                       Section 4.15  [   ]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount (in even multiples of $1,000) you wish to have purchased:

US$_____________


Date:___________________________     Your Signature:____________________________
                                                    (sign exactly as your name
                                                    appears on the other side of
                                                    this Security)


Signature Guarantee: ___________________________________________________________
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

                                     A-2-x

================================================================================

                                   EXHIBIT B
                   (FORM OF LEGEND FOR BOOK-ENTRY SECURITIES)

                                                                       EXHIBIT B

                   (Form of Legend for Book-Entry Securities)

     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

================================================================================

                                   EXHIBIT C
            (Form of Intercreditor and Collateral Agency Agreement)

                                                                       EXHIBIT C
                                                                       ---------

                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

          This Intercreditor and Collateral Agency Agreement (this "Agreement"), dated as of the day of _______ 199_, is by and among Marine Midland Bank, as trustee (the "Trustee"), under the Indenture, dated as of August __, 1996 (the "Indenture"), between International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), and the Trustee, and ___________________, as [agent (the "Agent")] [lender (the "Lender")] under ___________ (the "Bank Facility"), and Bankers Trust Company, as Collateral Agent (as defined below). All terms used herein which are defined in Section 1 hereof or in the text of any other Section hereof shall have the meanings given therein. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

          1.   Definitions.
               -----------

          For the purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below. Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.

          "Avoided Payments" shall mean any payment of any Secured Indebtedness made to any Secured Party hereunder that is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause.

          "Collateral" shall mean all property and assets, and interests in property and assets, upon or in which the Company has granted a lien or security interest to the Collateral Agent or any Secured Party to secure any Secured Indebtedness.

          "Collateral Agent" shall mean Bankers Trust Company, in its capacity as agent for the Secured Parties pursuant to this Agreement, or any successor or replacement agent which may be appointed pursuant to this Agreement.

          "Collateral Agent Expenses" shall mean all reasonable costs and expenses incurred by the Collateral Agent under this Agreement and the Pledge Agreements when acting with a good faith belief that its actions are not contrary to the provisions of this Agreement, including in connection with the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken under or in connection with this Agreement or the Pledge Agreements, reasonable expenses incurred for legal counsel in connection with the foregoing, and any other costs, expenses or liabilities incurred by the Collateral Agent for which the Collateral Agent is entitled to be reimbursed or indemnified pursuant to this Agreement or any Collateral Document.

          "Collateral Agent Obligations" shall mean, without duplication, all obligations of the Company to pay, reimburse or indemnify the Collateral Agent for any Collateral Agent Expenses.

          "Collateral Documents" shall mean the Pledge Agreements, any other agreement, document or instrument in effect on the date hereof or executed after the date hereof under which the Company has granted a lien upon or security interest in any property or assets to secure all or any part of the Secured Indebtedness and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

          "Enforcement" shall mean (a) for any Secured Party or any holder of Securities to make demand for payment of or accelerate the time for payment prior to the scheduled payment date of any Secured Indebtedness, (b) for any Secured Party or any holder of Securities to commence the judicial enforcement of any rights or remedies under or with respect to any Financing Agreement or any Secured Indebtedness, or to set-off or appropriate any balances held by it for the account of the Company or any other property at any time held or owing by it to or for the credit or for the account of the Company, (c) for the Collateral Agent to commence the judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the lien or security interest intended to be created by any Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), to set-off or appropriate any balances held by it for the account of the Company or any other property at any time held or owing by it to or for the credit or for the account of the Company or to otherwise take any action to realize upon the Collateral, or (d) the commencement by, against or with respect to the Company of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for the Company or its assets.

          "Event of Default" shall mean an "Event of Default", as defined in any Financing Agreement.

          "Financing Agreements" shall mean the Indenture and [insert names of documents governing the Bank Facility.]

          "Lender(s)" shall mean the lenders under the Bank Facility.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

          "Refinanced Person" shall have the meaning given in Section 16(b).

          "Refinancing Person" shall have the meaning given in Section 16(b).

          "Repurchase Offer" shall have the meaning specified in the Indenture.

          "Required Secured Parties" at any time shall mean the holders of more than 50% of the aggregate outstanding principal amount of the Securities and the indebtedness outstanding under the Bank Facility.

          "Requisite Lenders" shall have the meaning specified in (insert name of applicable Financing Agreement relating to the Bank Facility); provided,
                                                                  --------
however, that upon and after the day that is 91 days after the payment in full
- -------
of all obligations of the Company to the Lenders under (insert name of applicable Financing Agreement), all requirements herein for the approval or consent of the Requisite Lenders shall refer to the approval or consent of the Trustee.

          "Requisite Securityholders" at any time shall mean holders of Securities (or, without duplication, the Trustee acting at the direction of holders of Securities) representing, in the aggregate, more than 50% of the aggregate outstanding principal amount of all Securities; provided, however,
                                                          --------  -------
that upon and after the day that is 91 days after the payment in full of all obligations of the Company under the Indenture and the Securities to the Trustee and the holders of the Securities, all requirements herein for the approval or consent of the Requisite Securityholders shall refer to the approval or consent of the Requisite Lenders.

          "Secured Indebtedness" shall mean the Collateral Agent Obligations and the indebtedness, liabilities and obligations of the Company under the Indenture and the Securities to the Trustee and the holders from time to time of the Securities and under a Financing Agreement relating to a Bank Facility to the Lenders thereunder, and any agent for such Lenders, now or hereafter owed to any Secured Party evidenced by or arising under, by virtue of or pursuant to the Financing Agreements, the Securities, or the Collateral Documents, whether such indebtedness, liabilities and obligations are direct or indirect, now exist or hereafter arise, and all renewals and extensions thereof; provided, however,
                                                          --------  -------
that maximum amount of indebtedness, liabilities and obligations of the Company to all Lenders under any Financing Agreements relating to the Bank Facility shall not exceed $20 million (or such other amount permitted to be incurred by the Company under the Indenture).

          "Secured Parties" shall mean the Lender[s] and the Trustee, for itself and on behalf of the holders of the Securities.

          "Trustee" shall mean Marine Midland Bank in its capacity as trustee under the Indenture, or any successor or replacement trustee that may be appointed pursuant to the Indenture.

          2.   Appointment of Bankers Trust Company as Collateral Agent for the
               ----------------------------------------------------------------
               Secured Parties.
               ---------------

          (a)  Appointment of Collateral Agent.  Subject in all respects to the
               -------------------------------
     terms and provisions of this Agreement, the Secured Parties hereby appoint Bankers Trust Company to act as agent for the benefit of the Secured Parties with respect to the liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to the Collateral Documents, and Bankers Trust Company hereby accepts such appointment and agrees to act as such agent. To the extent necessary or desirable to enable the Collateral Agent to enforce or otherwise foreclose and realize upon any of the liens or security interests in the Collateral in any legal proceeding which the Collateral Agent either commences or joins as a party in accordance with the terms hereof, each of the Secured Parties agrees to join as a party in such proceeding and take such action therein to enforce and obtain a judgment for the payment of the Secured Indebtedness held by it or as to which it is the trustee, subject, in the case of the Trustee, to its right to prior indemnity, and other provisions granting it rights not to take action, under the Indenture.

          (b)  Duties of Collateral Agent.  Subject to the Collateral Agent
               --------------------------
     having been directed to take such action in accordance with the terms of this Agreement, each Secured Party hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of the Collateral Documents and any other instruments, documents and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto. Subject to the provisions of Section 10 hereof, the Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Secured Parties to enforce the rights and remedies of the Collateral Agent and the Secured Parties provided for in the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Secured Indebtedness; provided, however, that, notwithstanding
                                      --------  -------
     any provision to the contrary herein or in any of the Collateral Documents,
     (i) the Collateral Agent shall act at all times solely at and in accordance with the written direction of the Required Secured Parties, (ii) the Collateral Agent shall not, without the written consent of the Requisite Lenders and the Requisite Securityholders, release or terminate by affirmative action or consent any lien upon or security interest in any Collateral granted under any Collateral Documents except (x) upon dispositions of Collateral by the Company as permitted in accordance with the terms of the Financing Agreements or the Collateral Documents prior to the occurrence of an Event of Default (and, for this purpose, the Collateral Agent (1) shall not be deemed to have knowledge of an Event of Default unless the Collateral Agent has received notice thereof, and (2) may rely, as to whether a disposition of Collateral is permitted by the Financing Agreements or the Collateral Documents, upon a certificate signed by the [Agent] [Lender], as to the Bank Facility, and the Trustee, as to the Indenture, and any such certificate shall be full warranty by the applicable Secured Party to the Collateral Agent as to the truth of the matters certified to for any action taken by the Collateral Agent in reasonable reliance thereon), and (y) upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) hereof, and (iii) the Collateral Agent shall not accept any Secured Indebtedness in whole or partial consideration for the disposition of any Collateral. The Collateral Agent agrees to make such demands and give such notices under the Collateral Documents as may be requested by, and to take such action to enforce the Collateral Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by, the Required Secured Parties; provided, however, that the Collateral Agent shall not be required to take
     -----------------
     any action (A) that is contrary to law or the terms of the Collateral Documents, or this Agreement, or (B) if the Collateral Agent determines, in good faith, that the potential Collateral Agent Expenses resulting from such action are likely to exceed the amounts available for distribution to the Collateral Agent pursuant to Section 5(a)(i) hereof, and so notifies the Secured Parties giving the Collateral Agent the direction to take such action, unless the Collateral Agent is provided adequate security and indemnity against the Collateral Agent Expenses which may be incurred by it in taking such action and complying with any such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

          (c)  Requesting Instructions.  The Collateral Agent may at any time
               -----------------------
     request directions from the Secured Parties as to any course of action or other matter relating to the performance of its duties under this Agreement or the Collateral Documents and the Secured Parties shall respond to such request in a reasonably prompt manner. The Collateral Agent shall have the right at any time to seek instructions concerning its obligations hereunder from any court of competent jurisdiction.

          (d)  Emergency Actions.  If the Collateral Agent has asked the Secured
               -----------------
     Parties for instructions following the receipt of any notice of an Event of Default and if the Required Secured Parties have not responded to such request within 30 days, the Collateral Agent may, but shall not be obligated to, take such actions with regard to such Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction; provided, however, that
                                                        --------  -------
     once instructions have been received from the Required Secured Parties, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

          (e)  Document Amendments.  No amendment, supplement, modification,
               -------------------
     restatement, or waiver of any provision of any Collateral Document or any consent to any departure by the Company therefrom which could reasonably be expected to adversely affect any of the Secured Parties' rights or interests thereunder or with respect to any of the Collateral, or any of the Collateral Agent's rights, immunities or indemnities hereunder or thereunder or which could reasonably be expected to impose any additional responsibilities upon any Secured Party or the Collateral Agent shall be effective against such Person without the written consent of such Person (in the case of any Secured Party, given in accordance with the applicable Financing Agreements and Collateral Documents).

          (f)  Administrative Actions.  The Collateral Agent may, but shall not
               ----------------------
     be obligated to, take such actions hereunder and under the Collateral Documents not inconsistent with the instructions of the Required Secured Parties or the terms of the Collateral Documents, and this Agreement, as the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Parties.

          (g)  Collateral Agent Acting Through Others.  The Collateral Agent may
               --------------------------------------
     perform any of its duties under this Agreement and the Collateral Documents by or through attorneys (which attorneys may be the same attorneys who represent any Secured Party), agents or other persons reasonably deemed appropriate by the Collateral Agent. In addition, the Collateral Agent may act in good faith reliance upon the opinion or advice of attorneys, accountants and other experts selected by the Collateral Agent, and any action so taken in such good faith reliance shall be authorized and protected. In all cases the Collateral Agent may pay customary and reasonable compensation to all such attorneys, agents or other persons as may be employed in connection with the performance of its duties under this Agreement and the Collateral Documents.

          (h)  Resignation and Removal of Collateral Agent.
               -------------------------------------------

               (i) The Collateral Agent (A) may resign at any time upon notice to the Secured Parties, (B) may be removed at any time upon the written request of the Required Secured Parties sent to the Collateral Agent and the other Secured Parties and (C) shall resign at any time when it may not legally act as agent for the Secured Parties hereunder.

               (ii) If the Collateral Agent shall resign or be removed, the Trustee shall have the right to select and appoint a replacement Collateral Agent that meets the requirements of clause (v) below by notice to the Collateral Agent and the other Secured Parties.

               (iii) Upon any replacement of the Collateral Agent, the Collateral Agent shall assign all of the liens upon and security interests in all Collateral under the Collateral Documents, and all right, title and interest of the Collateral Agent under all the Collateral Documents, to the replacement Collateral Agent, without recourse to the Collateral Agent or any Secured Party, and transfer and pay over to the replacement Collateral Agent all moneys and other properties held by the Collateral Agent hereunder, all at the expense of the Company.

               (iv) No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents. In the event that a replacement Collateral Agent shall not have been selected and appointed as provided in clause (h)(ii) and have assumed such obligations within 30 days after notice of the resignation or removal of the Collateral Agent, then the Collateral Agent may select and appoint for and on behalf of the Secured Parties a replacement Collateral Agent so long as such replacement Collateral Agent meets the requirements of clause (h)(v) or in its sole discretion may apply to any court of competent jurisdiction to select and appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been selected and appointed by the Trustee as provided in clause (h)(ii). Any successor Collateral Agent appointed by the Collateral Agent or such court as provided above shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Trustee as provided in clause (h)(ii).

               (v) Any replacement Collateral Agent shall be a bank, trust company, or insurance company having capital, surplus and undivided profits of at least $100 million, the replacement of the Collateral Agent by such replacement Collateral Agent shall not violate any provision of any applicable law or create a relationship which would be in violation thereof, and, if such replacement Collateral Agent shall have been selected by the Trustee pursuant to clause (ii) above or by the Collateral Agent pursuant to clause (h)(iv), the fees charged by such replacement Collateral Agent shall not be commercially unreasonable.

          (i)  Indemnification of Collateral Agent.  The Company, by its consent
               -----------------------------------
     hereto, hereby agrees to indemnify and hold the Collateral Agent, its officers, directors, employees and agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) harmless against any and all costs, claims, damages, penalties, liabilities, losses and expenses (including, but not limited to, court costs and attorneys' fees) which may be incurred by or asserted against the Collateral Agent or any such officers, directors, employees and agents by reason of its status as agent hereunder or which pertain, whether directly or indirectly, to this Agreement or the Collateral Documents, or to any action or failure to act of the Collateral Agent as agent hereunder, except to the extent any such action or failure to act by the Collateral Agent constitutes gross negligence or willful misconduct. The obligations of the Company under this Section 2(i) shall survive the payment in full of the Secured Indebtedness and the termination of this Agreement.

          (j)  Liability of Collateral Agent. In the absence of gross negligence
               -----------------------------
     or willful misconduct, the Collateral Agent will not be liable to any Secured Party for any action or failure to act or any error of judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents.

          (k)  No Reliance on Collateral Agent.  Neither the Collateral
               -------------------------------
     Agent nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall the Collateral Agent or any such officer, director, employee or agent be liable to any Secured Party or responsible for (i) any warranties or recitals made by the Company in the Collateral Documents or any other agreement, certificate, instrument or document executed by the Company in connection therewith,
     (ii) the due or proper execution or authorization of this Agreement or any Collateral Document by any party other than the Collateral Agent, or the effectiveness, enforceability, validity, genuineness or collectibility as against the Company of any Collateral Document or any other agreement, certificate, instrument or document executed by the Company in connection therewith, (iii) the present or future solvency or financial worth of the Company, or (iv) the value, condition, existence or ownership of any of the Collateral or the existence or perfection of any lien upon or security interest in the Collateral (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any lien or security interest in the Collateral. The Collateral Agent shall not be required, either initially or on a continuing basis, to (A) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by the Company of, any of the covenants, agreements or obligations of the Company under any Collateral Document, or (B) undertake any other actions (other than actions expressly required to be taken by it under this Agreement). Nothing in any of the Collateral Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations, duties or responsibilities except as set forth in this Agreement and therein. The Collateral Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document given to it by any Person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such Person. The Collateral Agent shall have no duty to inquire as to the performance or observance of any other terms, covenants or conditions of any Financing Agreement. The Collateral Agent will not be required to inspect the properties or books and records of the Company for any purpose, including to determine compliance by the Company with its covenants respecting the perfection of security interests.

          3.   Lien Priorities.  The parties hereto expressly agree that,
               ---------------
notwithstanding the relative priority or the time of grant, creation, attachment or perfection under applicable law of any security interests and liens, if any, of any Secured Party upon or in any of the Collateral to secure any Secured Indebtedness, whether such security interests and liens are now existing or hereafter acquired or arising and whether such security interests and liens are in or upon now existing or hereafter arising Collateral, such security interests and liens shall be security interests of and liens in favor of the Collateral Agent to secure the Secured Indebtedness in the priorities set forth in Section 5 hereof.

          4.   Certain Notices.  The Collateral Agent and each Secured Party
               ---------------
agree to use their best efforts to give to the others (a) copies of any notice of the occurrence or existence of an Event of Default sent to the Company, simultaneously with the sending of such notice to the Company, (b) notice of the occurrence or existence of an Event of Default of which such party has knowledge, promptly after obtaining knowledge thereof, and (c) notice of an Enforcement by such party, prior to commencing such Enforcement, but the failure to give any of the foregoing notices shall not affect the validity of such notice of an Event of Default given to the Company or create a cause of action against or cause of forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party. The Collateral Agent agrees to deliver to each Secured Party a copy of each notice or other communication received by it under any Collateral Document as soon as reasonably practicable after receipt thereof.

          5.  Distribution of Proceeds of Collateral After Enforcement.
              -------------------------------------------- -----------

          (a) On and after the occurrence of an Enforcement, all proceeds of Collateral held or received by the Collateral Agent or any Secured Party (including, without limitation, (i) any amounts received or held by any Secured Party as a consequence of the exercise of any set-off or other appropriation of any account or any other property of the Company and (ii) any adequate protection payments received by any Secured Party on account of any Collateral in any bankruptcy proceeding) shall (in the case of such proceeds received by any Secured Party) promptly be delivered to the Collateral Agent and distributed by the Collateral Agent as follows:

               (i) First, to the Collateral Agent in the amount of any unpaid Collateral Agent Obligations;

               (ii) Next, to any Secured Parties from which an Avoided Payment has been recovered but has not been reimbursed pursuant to this clause
          (ii) in the amount of any such Avoided Payments which have not been so reimbursed, pro rata in proportion to the respective amounts thereof;

               (iii) Next, to the extent proceeds remain, to the Lenders and the Trustee (for itself and on behalf of the holders of the Securities) in the amount of the aggregate Accreted Value of the Securities and the principal amount of, and any unpaid interest on loans outstanding under the Bank Facility, and (without duplication) any unpaid premiums or payments due upon a Repurchase Offer due with respect to or constituting a part of, the Secured Indebtedness, pro rata in proportion to the respective amounts thereof; and

               (iv) Next, to the extent proceeds remain, to the Lenders and the Trustee in the amount of any other unpaid Secured Indebtedness, pro rata in proportion to the respective amounts thereof.

          After the Secured Indebtedness has been finally paid in full in cash, the balance of proceeds of the Collateral, if any, shall be paid to the Company or as otherwise required by law.

          (b) For the purposes hereof, the interest or amortized original issue discount accrued on or constituting a part of the Secured Indebtedness shall include interest on the Secured Indebtedness at the rate specified in the applicable Financing Agreements from the date of filing of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws irrespective of whether or not all or any portion of any such amounts are an allowed claim enforceable against the debtor in a case under any such law.

          6.   Amendments to Agreements; Actions Related to Collateral;
               -------------------------------------------- -----------
Other Liens and Security Interests.
- ----------------------------------

          (a) Each Lender agrees that, without the consent in writing of the Trustee, it will not (i) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Secured Indebtedness, or (ii) from and after the institution of any bankruptcy or insolvency proceeding involving the Company, as respects the Collateral enter into any agreement with the Company with respect to post-petition usage of cash collateral, post-petition financing arrangements or adequate protection.

          (b) The Trustee agrees that, without the consent in writing of the Requisite Lenders, it will not (i) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Secured Indebtedness, or (ii) from or after the institution of any bankruptcy or insolvency proceeding, as respects the Collateral enter into any agreement with the Company with respect to post-petition usage of cash collateral, postpetition financing arrangements or adequate protection.

          (c) Each Secured Party agrees that it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the maturities of the Secured Indebtedness, except that, upon the direction of the Required Secured Parties, any Secured Party may (but shall not be required to) appropriate any amount of any balances held by it for the account of the Company or any other property held or owing by it to or for the credit or for the account of the Company provided that the amount appropriated is delivered to the Collateral Agent for application pursuant to Section 5 hereof. Without such direction, no Secured Party shall set-off or appropriate any such amount.

          (d) Nothing contained in this Agreement shall (i) prevent any Secured Party from imposing a default rate of interest in accordance with the applicable Financing Agreement, or prevent a Secured Party from raising any defenses or counterclaims in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or any one or more of the Collateral Documents as directed by the Required Secured Parties, which shall be governed by the provisions of this Agreement, or (ii) affect or impair the right any Secured Party may have under the terms and conditions governing the Secured Indebtedness to accelerate and demand repayment of such Secured Indebtedness. Subject only to the express limitations set forth in this Agreement, each Secured Party retains the right to exercise freely its rights and remedies as a creditor of the Company in accordance with applicable law and agreements with the Secured Parties, including, without limitation, the right to file a lawsuit and obtain a judgment therein against the Company and to enforce such judgment against any assets of the Company.

          (e) Subject to the provisions set forth in this Agreement and the Financing Agreements, each Secured Party and its affiliates may (without having to account therefor to any Secured Party) own, sell, acquire and hold equity and debt securities of the Company, or any affiliate thereof, and lend money to and generally engage in any kind of business with the Company, and subject to the provisions of this Agreement, the Secured Parties and their affiliates may accept dividends, interest, principal payments, fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account of the same to the other Secured Parties.

          7.   Accounting; Adjustments.
               -----------------------

          (a) Each of the Collateral Agent and each Secured Party agrees to render an accounting to any of the others of the amounts of the outstanding Secured Indebtedness, receipts of payments from the Company or from the Collateral and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the other Secured Parties as soon as reasonably practicable after such request, giving effect to the application of payments and the proceeds of Collateral as hereinbefore provided in this Agreement.

          (b) Each party hereto agrees that to the extent any payment of Secured Indebtedness made to it hereunder is in excess of the amount due to be paid to it hereunder, then it shall pay to the other parties hereto such amounts so that, after giving affect thereto, the amount received by such party is not in excess of the amount to be paid to it hereunder. Notwithstanding the foregoing, the Trustee shall not be liable to return any such excess amount paid to it if such excess amount has been distributed by it if the holders of the Securities prior to the time the Trustee received notice of the payment of such excess amount; provided, however, that, in such event, no further distributions shall be made to the Trustee pursuant to Section 5 hereof until distributions shall thereafter have been made to the other Lenders pursuant to Section 5 in an aggregate amount equal to such excess amount.

          8.   Notices.  Except as otherwise expressly provided herein, any
               -------
notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, with proper postage prepaid, one business day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any person or persons set forth below such signature shown as to receive a copy, or to such other address as any party designates to the others in the manner herein prescribed; provided that
                                                                --------
notices or other communications to the Collateral Agent and the Trustee shall be effective only upon receipt. Any party giving notice to any other party hereunder shall also give copies of such notice to all other parties.

          9.   Contesting Liens or Security Interests; No Partitioning or
               ----------------------------------------------------------
Marshalling of Collateral; Contesting Secured Indebtedness.
- ----------------------------------------------------------

          (a) No Secured Party shall contest the validity, perfection, priority or enforceability of, or seek to avoid, have declared fraudulent or have put aside any lien or security interest granted to the Collateral Agent in compliance with the Indenture and the Pledge Agreement and each party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests. Each party shall also use its best efforts to notify the other parties of any change in the location of the business operations of the Company of any change in law which would make it necessary or advisable to file additional financing statements in another location against the Company with respect to the liens and security interests intended to be created by the Collateral Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other party hereto or any third party.

          (b) Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, no Secured Party shall have the right to have any of the Collateral partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned, and each Secured Party hereby waives any such right. Each Secured Party hereby waives any and all rights to have the Collateral, or any part thereof, marshaled upon any foreclosure of any of the liens or security interests securing the Secured Indebtedness.

          (c) No Secured Party shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Secured Indebtedness incurred in compliance with the Indenture. In the event any such Secured Indebtedness is invalidated, avoided, declared fraudulent or set aside for the benefit of the Company, the Secured Parties agree that such Secured Indebtedness shall nevertheless be considered to be outstanding for all purposes of this Agreement.

          10.  No Additional Rights for the Company Hereunder.  The Company, by
               ----------------------------------------------
its consent hereto, acknowledges that it shall have no rights under this Agreement. If the Collateral Agent or any Secured Party shall violate the terms of this Agreement, the Company agrees, by its consent hereto, that it shall not use such violation as a defense to any enforcement by any such party of any obligations of the Company nor assert such violation as a counterclaim or basis for set-off or recoupment against any such party.

          11.  Bankruptcy Proceedings.  Except as provided in Section 6 hereof,
               ----------------------
nothing contained herein shall limit or restrict the independent right of any Secured Party to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of

Collateral and post-petition financing arrangements. The Collateral Agent, acting in such capacity, is not entitled to initiate such actions on behalf of any Secured Party or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Secured Party. The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Requisite Securityholders and the Requisite Lenders. This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

          12.  Independent Credit Investigation.  Neither the Collateral Agent
               --------------------------------
nor any Secured Party, nor any of their respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of the Company or the ability of the Company to repay any of the Secured Indebtedness, or for the value, sufficiency, existence or ownership of any of the Collateral, the perfection or vesting of any lien or security interest, or the statements of the Company, oral or written, or for the validity, sufficiency or enforceability of any of the Secured Indebtedness, any Financing Agreement, any Collateral Document, any document, instrument or agreement executed or delivered in connection with or pursuant to any of the foregoing, or the liens or security interests granted by the Company in connection therewith. Each Secured Party has entered into its respective financial agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section 12.

          13.  Supervision of Obligations.  Except to the extent otherwise
               --------------------------
expressly provided herein, each Secured Party shall be entitled to manage and supervise the obligations of the Company to it in accordance with applicable law and such Secured Party's practices in effect from time to time without regard to the existence of any other Secured Party.

          14.  Turnover of Collateral.  If any Secured Party (other than the
               ----------------------
Collateral Agent) acquires custody, control or possession of any Collateral or any proceeds thereof other than pursuant to the terms of this Agreement, such Secured Party shall promptly cause such Collateral or the proceeds thereof to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition and distribution in accordance with the provisions of
Section 5 of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and the proceeds thereof in trust for the parties entitled thereto under this Agreement.

          15.  Amendment.  An amendment, supplement, modification, restatement
               ---------
or waiver hereof shall be effective if, and only if, consented to in writing by the Requisite Securityholders (or the Trustee on their behalf) and the Requisite Lenders (or any agent on their behalf); provided, however, that no such
                                        --------  -------
amendment, supplement, modification, restatement, waiver or consent which could reasonably be expected to adversely affect any of the Collateral Agent's rights, immunities or indemnities hereunder or which could reasonably be expected to impose any additional responsibilities upon the Collateral Agent shall be effective without the written consent of the Collateral Agent; and provided, further, that no such
                                                 --------  -------
amendment, supplement, modification, restatement, waiver or consent shall be effective (i) against the Trustee or any holder of Securities unless it has been consented to in compliance with all of the terms and provisions of the Indenture or (ii) against [the Agent or] any Lender unless it has been consented to in compliance with all of the terms and provisions of the applicable Financing Agreements.

          16.  Successors and Assigns; Refinancings.
               ------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereof, including subsequent holders of the Secured Indebtedness, provided that (i) no Lender shall assign or transfer any interest in any Secured Indebtedness under a Bank Facility unless such transfer or assignment is made subject to this Agreement and the applicable transferee or assignee becomes a signatory to this Agreement and assumes the obligations of the transferor or assignor hereunder with respect to the Secured Indebtedness so assigned from and after the time of such transfer or assignment, and (ii) the appointment of any replacement Collateral Agent shall be subject to the provisions of Section 2(h) hereof.

          (b) In the event of any refinancing of the respective extensions of credit provided by any Bank Facility or the Securities, then the Person or Persons providing such refinancing or a trustee or agent therefor (the "Refinancing Person") may succeed to the rights hereunder of the Person or Persons whose credit extension is being refinanced (the "Refinanced Person") with respect to the Secured Indebtedness being refinanced, and the indebtedness being provided by such refinancing may become Secured Indebtedness entitled to the benefits of the liens and security interests in the Collateral pursuant to the Collateral Documents, subject to the provisions hereof, provided that (i) the Refinancing Person becomes a signatory to this Agreement and assumes the obligations of the Refinanced Person with respect to the Secured Indebtedness being refinanced by executing and delivering to the Secured Parties a counterpart of this Agreement, (ii) the principal amount of the credit available at any time under such refinancing shall not exceed the principal amount of the outstanding Secured Indebtedness being refinanced at the time of such refinancing plus the amount of any prepayment premium and expenses reasonably incurred by the Company in connection with such refinancing (provided, however, that nothing contained in this paragraph (b) shall
     ---------  -------
     limit the right of the Company to incur indebtedness pursuant to a Permitted Bank Facility in accordance with the Indenture).

          17.  Limitation Relative to Other Agreements.  Nothing contained in
               ---------------------------------------
this Agreement is intended to impair, as between any Secured Party and the Company, the rights of such Secured Party and the obligations of the Company under the Financing Agreements between the Company and such Secured Party.

          18.  Counterparts . This Agreement may be executed in several
               ------------
counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          19.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL
               -------------
LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          20.  Indenture Trustee.  Each of the other parties to this Agreement
               -----------------
acknowledges that the Trustee is entering into this Agreement in its capacity as Trustee under the Indenture and not in its individual capacity.

          21.  Termination.  This Agreement shall terminate automatically on the
               -----------
91st day following the payment in full of the Secured Indebtedness; provided,
                                                                    ---------
however, that Section 2(i) of this Agreement shall survive, and remain operative
- -------       ------------
and in full force and effect, regardless of the termination of this Agreement.

          22.  Representations and Warranties.  Each of the Collateral Agent,
               ------------------------------
the Trustee, the Lenders and the Company represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) has been duly authorized by all requisite corporate, partnership or other action on its part and (ii) will not contravene any provision of its charter or bylaws or any order of any court or other governmental authority applicable to it, and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                    MARINE MIDLAND BANK,
                                    as Trustee


                                    By:_____________________________
                                       Name:
                                       Title:

                                    Address for notices:



                                    BANKERS TRUST COMPANY,
                                    as Collateral Agent

                                    By:_____________________________
                                       Name:
                                       Title:

                                    Address for notices:

                                    [Insert name(s) of  Lender(s)
                                    under Bank Facility]

                                    By:_____________________________
                                       Name:
                                       Title:

                                    Address for Notices:

Acknowledged and consented to:

INTERNATIONAL WIRELESS COMMUNICATIONS
  HOLDINGS, INC.


By:_____________________________________
    Name:
    Title:

INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


By:_____________________________________
    Name:
    Title:

 ==============================================================================

                                   EXHIBIT D
                          (Form of Pledge Agreement)

                                                                       EXHIBIT D
                                                                       ---------

                                PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of August 15, 1996 by International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company") and International Wireless Communications, Inc., a Delaware corporation (the "Issuer"), in favor of Bankers Trust Company, in its capacity as collateral agent under the Indenture, as hereinafter defined, and under any Intercreditor Agreement (as defined in the Indenture) entered into pursuant to the Indenture (in such capacity, the "Collateral Agent").


                              W I T N E S S E T H:


          WHEREAS, the Company and Marine Midland Bank, as trustee (the "Trustee"), have entered into that certain Indenture dated as of August 15, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company issued $196,720,000 in aggregate principal amount of 14% Senior Secured Discount Notes due 2001 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefor, the "Securities"); and

          WHEREAS, pursuant to the Indenture, the Company is permitted to enter into a Permitted Bank Facility (as defined in the Indenture), which credit facility may be secured equally and ratably by the collateral securing amounts owing under the Indenture and the Securities; and

          WHEREAS, the Company is the legal and beneficial owner of (i) all of the issued and outstanding shares of Capital Stock set forth on Schedule I hereto (the "Pledged Shares") of the Issuer, a direct wholly owned subsidiary of Company, and (ii) those certain intercompany promissory notes (if any) issued by the Issuer or any Intermediate Holding Company (as defined in the Indenture) in favor of the Company (the "Pledged Notes"), all of which Pledged Notes shall be in the form of Exhibit A hereto; and

          WHEREAS, the terms of the Indenture require that the Company (i) pledge to the Collateral Agent for the ratable benefit of the Secured Parties (as defined herein), and grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in, the Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Company of all of the Secured Indebtedness (as defined herein).

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Definitions.  For all purposes of this Agreement, except
                      -----------
as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings set forth below:

          (a) The term "Secured Indebtedness" as used herein shall mean (i) any and all obligations of the Company with respect to the payment of principal of, and premium and Additional Interest, if any, on, the Securities, or any amounts payable upon any Repurchase Offer (as defined in the Indenture) or otherwise pursuant to the Indenture or the Securities, (ii) any and all obligations of the Company under the Permitted Bank Facility, and (iii) any Collateral Agent Obligations (as defined in any Intercreditor Agreement) and any other obligations of the Company to the Collateral Agent under this Agreement or any Intercreditor Agreement; provided, however, that the maximum amount of
                         --------  -------
indebtedness, liabilities and other monetary obligations of the Company to all Lenders under the Permitted Bank Facility shall not exceed $20 million (or such other amount permitted to be incurred by the Company under the Indenture).

          (b) The term "Secured Parties" as used herein shall mean (i) the Trustee under the Indenture for itself and on behalf of the holders from time to time of the Securities, and (ii) the Lenders and any Agent for the Lenders (as such terms are defined in any Intercreditor Agreement) and (iii) the Collateral Agent, in respect of the Collateral Agent Obligations.

          (c) Other capitalized terms not defined herein which are defined in the Indenture shall have the meanings ascribed thereto in the Indenture.

          Section 2.  Pledge.
                      ------

          Section 2.1  Collateral.   The Company hereby pledges to the
                       ----------
Collateral Agent, on behalf of and for the benefit of the Secured Parties, and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a continuing first priority security interest in all of its right, title and interest in the following (the "Collateral"):

          (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing; and

          (b) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Capital Stock of, or other Equity Interests in, the Issuer from time to time acquired by the Company in any manner, and the certificates representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Shares under and as defined in this

     Agreement), and all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

          (c) the Pledged Notes and the instruments representing the Pledged Notes, and all products and proceeds of the Pledged Notes, including, without limitation, all interest, principal and premium payments, and all instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes or any of the foregoing; and

          (d) all additional promissory notes of the Issuer or any Intermediate Holding Company from time to time held by the Company in any manner (any such additional promissory notes shall constitute part of the Pledged Notes under and as defined in this Agreement) and all products and proceeds of any of such additional Pledged Notes, including, without limitation, all interest and principal payments, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Notes or any of the foregoing.

          Section 2.2  Pledge by the Issuer.  The Issuer hereby agrees that
                       --------------------
prior to forming or acquiring an interest in any Domestic Intermediate Holding Company, it shall execute and deliver to the Collateral Agent a pledge agreement, in the form of Exhibit B hereto pursuant to which it will pledge to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, and grant to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a continuing first priority security interest in all of its right, title and interest in (i) all of the issued and outstanding shares of Capital Stock of any such Domestic Intermediate Holding Company and (ii) any intercompany promissory notes issued by any Domestic Intermediate Holding Company to the Issuer, all of which notes shall be substantially in the form of Exhibit A hereto, in each case together with the products and proceeds thereof and all certificates, instruments, rights and other interests relating thereto. The Issuer further agrees promptly, upon request by the Collateral Agent, to execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, and to take any other actions that are necessary or, in the opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in the property described in clauses (i) and (ii) above, to protect such property against the rights, claims or interests of third person or otherwise to effect the purposes of this covenant. The Issuer will pay all costs incurred in connection with any of the foregoing.

          Section 3.  Security for Obligations.  This Agreement secures the
                      ------------------------
prompt and complete payment and performance when due (whether at stated maturity, by acceleration, by repurchase or otherwise) of all Secured Indebtedness (including, without limitation, the obligations accruing after the date of any filing by the Company of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Company).

          Section 4.  Delivery of Collateral.  The Company hereby agrees that
                      ----------------------
all certificates or instruments representing or evidencing the Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto at the Collateral Agent's office in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of the Company and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. All securities, whether certificated, uncertificated or book entry, if any, representing or evidencing the Collateral shall be registered in the name of the Collateral Agent or any of its nominees by book entry or in any other appropriate manner that is acceptable to the Collateral Agent, so as to properly identify the interest of the Collateral Agent therein. In addition, the Collateral Agent shall have the right, at any time following the occurrence of an Event of Default, in its discretion, to transfer to or to register in the name of the Collateral Agent or any of its nominees or agents any or all of the Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

          Section 5.  Representations and Warranties.  The Company hereby makes
                      ------------------------------
all representations and warranties applicable to the Company contained in the Indenture. The Company further represents and warrants that:

          (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or result in the creation or imposition of any Lien on any assets of the Company, other than the Lien contemplated hereby.

          (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. Each Pledged Note has been duly authorized and executed by the maker thereof and constitutes a legal, valid and binding obligation of such maker, enforceable against such maker in accordance with its terms.

          (c) The Pledged Shares constitute all of the authorized, issued and outstanding Equity Interests of the Issuer and constitute all of the shares or Equity Interests of the Issuer beneficially owned by the Company.

          (d) All intercompany indebtedness of the Issuer and each Intermediate Holding Company to the Company is evidenced by promissory notes substantially in the form of Exhibit A hereto; the Pledged Notes constitute all of the promissory notes of the Issuer and each Intermediate Holding Company in favor of the Company, and there are no other instruments, certificates, securities or other writings or chattel paper, evidencing or representing any indebtedness of the Issuer or any Intermediate Holding Company to the Company.

          (e) The Company is the legal, record and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

          (f) The Company has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Collateral as provided by this Agreement.

          (g) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (h) Upon the delivery to the Collateral Agent of the Collateral and the filing of Uniform Commercial Code (the "UCC") financing statements in the jurisdictions listed on Exhibit C, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Indebtedness for the benefit of the Secured Parties, and is enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Collateral from the Company.

          (i) Except as has been already obtained, no consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

          (j) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

          (k) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          (l) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

          Section 6.  Further Assurance.  The Company will at all times cause
                      -----------------
the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Collateral, enforceable as such against all creditors of the Company and (except as otherwise specifically provided herein) any Persons purporting to purchase any Collateral from the Company. The Company will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Collateral, to protect the Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Company also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of the Company to the extent permitted by applicable law (although the Collateral Agent has no obligation to do so). The Company will pay all costs incurred in connection with any of the foregoing. Promptly, upon request by the Collateral Agent, the Company will provide the Collateral Agent with all documents, instruments or information necessary, in the sole discretion of the Collateral Agent, to satisfy its obligations under this Agreement.

          Section 7.  Voting Rights; Dividends; Etc.
                      -----------------------------

          (a) So long as no Event of Default shall have occurred and be continuing under the Indenture or any Intercreditor Agreement, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that the Company shall not exercise or shall refrain from exercising any such right if such action would violate any provisions of this Agreement or the Indenture.

          (b) So long as no Event of Default shall have occurred and be continuing under the Indenture or any Intercreditor Agreement, the Company shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all cash payments of principal and interest paid from time to time with respect to any Pledged Notes.

          (c) So long as no Event of Default shall have occurred and be continuing under the Indenture or any Intercreditor Agreement, and subject to the other terms and conditions of the Indenture, the Company shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all cash dividends paid from time to time in respect of the Pledged Shares.

          (d) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash payments permitted under Section 7(b) hereof and cash dividends permitted under Section 7(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,
     (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for any Collateral, shall, in each case, be forthwith delivered to the Collateral Agent to hold as Collateral and shall be, if received by the Company, held in trust for the benefit of the Collateral Agent and the Secured Parties, be segregated from the other property and funds of the Company and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

          (e) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting and other rights that it is entitled to exercise pursuant to Section 7(a) through 7(c) above.

          (f) Upon the occurrence and during the continuance of an Event of Default under the Indenture (or other "Event of Default" as defined in any Intercreditor Agreement), (i) all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all cash interest payments and dividends and other distributions payable in respect of the Collateral shall be paid to the Collateral Agent and the Company's right to receive such cash payments pursuant to Section 7(b) and 7(c) hereof shall immediately cease.

          (g) Upon the occurrence and during the continuance of an Event of Default under the Indenture (or other "Event of Default" as defined in any Intercreditor Agreement), the Company shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 7(f) above.

          (h) All payments of interest, principal or premium and all dividends and other distributions that are received by the Company contrary to the provisions of this Section 7 shall be received in trust for the benefit of the Collateral Agent and the Secured Parties, shall be segregated from the other property or funds of the Company and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

          Section 8.  Covenants.  The Company hereby covenants and agrees with
                      ---------
the Collateral Agent and the Secured Parties that it will comply with all of the obligations, requirements and restrictions applicable to the Company contained in the Indenture. The Company further covenants and agrees, from and after the date of this Agreement and until the Secured Indebtedness has been paid in full, as follows:

          (a) The Company agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral without the prior written consent of the Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest granted under this Agreement, and at all times will be the sole beneficial owner of the Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral, (iv) take any action, or permit the taking of any action by the Issuer or any Intermediate Holding Company, with respect to the Collateral the taking of which would result in a violation of the Indenture or this Agreement, including, without limitation, the issuance by the Issuer of any additional Equity Interests or promissory notes or the incurrence by the Issuer or any Intermediate Holding Company of any Indebtedness, in each case to Persons other than the Company (except as permitted by the Indenture), (v) upon the occurrence and during the continuance of an Event of Default under the Indenture (or other "Event of Default" as defined in any Intercreditor Agreement), enter into any agreement amending, modifying or supplementing the interest, principal or maturity terms of the Pledged Notes in a manner adverse to the interests of the Collateral Agent and the Secured Parties,
     (vi) fail to give prompt notice to the Collateral Agent of any notice of default given by or to the Company under or with respect to the Pledged Notes together with a complete copy of such notice, (vii) permit the Issuer or any Intermediate Holding Company to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity (except as permitted by the Indenture), or (viii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

          (b) The Company agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, promissory notes, other securities or Equity Interests of the Issuer or any Intermediate Holding Company (including as a result of the merger or consolidation of the Issuer or any Intermediate Holding Company with or into another entity) it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties and grant to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties, a continuing first priority security interest in such shares, promissory notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent). The Company further agrees that it will promptly (i) cause the Issuer and any Intermediate Holding Company upon becoming indebted to the Company to execute a promissory note in the form of Exhibit A hereto evidencing such debt in order that such promissory note may be promptly pledged as a Pledged Note pursuant hereto and (ii) deliver to the Collateral Agent and the Trustee an Officers' Certificate in accordance with Section 11.05 of the Indenture describing such additional promissory notes and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

          Section 9.  Power of Attorney.  In addition to all of the powers
                      -----------------
granted to the Collateral Agent pursuant to the Indenture, the Company hereby appoints and constitutes the Collateral Agent as the Company's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof;
(iii) giving of any notices or recording of any Liens under Section 6 hereof;
(iv) making of any payments or taking any acts under Section 10 hereof; and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Company to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Company, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, sign the Company's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Company's name on any notice of Lien, and prepare, file and sign the Company's name on a proof of claim in bankruptcy or similar document against any creditor of the Company, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Company.

          Section 10.  Collateral Agent May Perform.  If the Company fails to
                       ----------------------------
perform any agreement contained herein, the Collateral Agent may itself perform, or cause the performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under Section 15 hereof; provided, however, that the Collateral Agent
                                 --------  -------
shall not be obligated to take any action under this Section 10 unless it is instructed to do so by the Trustee and it is indemnified against any liability or loss in connection with taking such action by the Trustee or the Lenders.

          Section 11.  No Assumption of Duties; Reasonable Care.  The right and
                       ----------------------------------------
powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Secured Parties' security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any

Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          Section 12.  Subsequent Changes Affecting Collateral.  The Company
                       ---------------------------------------
represents to the Collateral Agent and the Secured Parties that the Company has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Company agrees that the Collateral Agent and the Secured Parties shall have no responsibility or liability for informing the Company of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Company covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, the Issuer to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for the security interests granted under this Agreement. The Company will defend the right, title and interest of the Collateral Agent and the Secured Parties in and to the Collateral against the claims and demands of all Persons.

          Section 13.  Remedies Upon Default
                       ---------------------

          (a) If any Event of Default (or other "Event of Default" as defined in any Intercreditor Agreement) shall have occurred and be continuing under the Indenture, the Collateral Agent and the Secured Parties shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and the Company shall register or cause to be registered upon request therefor by the Collateral Agent, the Collateral or any part thereof on the books of the Issuer or any Intermediate Holding Company, as the case may be, into the name of the Collateral Agent or the Collateral Agent's nominee(s) or agent(s), with or without any indication that such Collateral is subject to the security interest hereunder. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at a public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Company reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company as provided below in Section 19.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Secured Party may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

          (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 13(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Company will cause the Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Shares under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares and to make available to the Issuer's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Company will cause the Issuer to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may reasonably request of such supplement to or amendment of such prospectus. The Company will cause the Issuer, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Secured Parties from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent or the Secured Parties may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. The Company will cause the Issuer to bear all reasonable costs and expenses of carrying out its obligations hereunder.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, the Company agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Collateral. The Company acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer agrees to do so.

          (d) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law. The Company further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

          (e) If the Collateral Agent deems it appropriate, the Collateral Agent shall retain an investment bank or any other agent to perform or to assist it in performing the obligations set forth in Section 13(b) and 13(c) hereof, whose usual and customary fees and expenses shall be paid by the Company in accordance with Section 15 hereof.

          Section 14.  Irrevocable Authorization and Instruction to the Issuer.
                       -------------------------------------------------------
The Company hereby authorizes and instructs the Issuer and each Intermediate Holding Company to comply with any instruction received by the Issuer or such Intermediate Holding Company from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Company, and the Company agrees that the Issuer and each Intermediate Holding Company shall be fully protected in so complying.

          Section 15.  Fees and Expenses.  The Company will upon demand pay to
                       -----------------
the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Secured Parties hereunder or (iv) the failure by the Company to perform or observe any of the provisions hereof.

          Section 16.  Interest Absolute.  All rights of the Collateral Agent
                       -----------------
and the Secured Parties and the security interests created hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument evidencing or governing the Permitted Bank Facility or any other Secured Indebtedness;

          (b) any change in the time, manner or place or payment of, or in any other term of, all or any of the Secured Indebtedness, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Indebtedness; or

          (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Indebtedness or of this Agreement.

          Section 17.  Application of Proceeds.  Upon the occurrence and during
                       -----------------------
the continuance of an Event of Default under the Indenture, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

          first, to payment of the expenses of such sale or other realization,
          -----
including reasonable compensation to agents and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to
Section 15 hereof.

          second, (i) if the Company has not entered into the Permitted Bank
          ------
Facility, to the Trustee for the payment of any and all obligations of the Company with respect to the payment or principal of, and premium and Additional Interest, if any, on, the Securities or any amounts payable upon any Repurchase Offer or otherwise pursuant to the Indenture or the Securities or (ii) if the Company has entered into the Permitted Bank Facility, pursuant to the terms of the Intercreditor Agreement(s) relating thereto; and

          finally, to payment to the Company or its successors or assigns, or as
          -------
a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          Section 18.  Uncertificated Securities.  Notwithstanding anything to
                       -------------------------
the contrary contained herein, if any Collateral (whether now owned or hereafter acquired) is in the form of an uncertificated security, the Company shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Section 8-313 and 8-321 of the New York Uniform Commercial Code) and shall certify to the Collateral Agent that such security interest is perfected. The Company further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Collateral promptly upon request of the Collateral Agent.

          Section 19.  Miscellaneous Provisions.
                       ------------------------

          Section 19.1   Notices.  All notices, approvals, consents or other
                         -------
communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 11.02 of the Indenture or in the relevant Section of the Permitted Bank Facility, and delivered to the addresses set forth in such Sections, or, in the case of the Collateral Agent, to: Bankers Trust Company, 4 Albany Street, New York, New York Attention: Corporate Trust Agency.

          Section 19.2   Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Collateral Agent to take any action or omit to take any action under this Agreement, the Company shall deliver to the Collateral Agent and the Trustee an Officers' Certificate and/or Opinion of Counsel in accordance with the requirements of Section 11.04 of the Indenture.

          Section 19.3   No Adverse Interpretation of Other Agreements.  This
                         ---------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Company, the Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

          Section 19.4   Severability.  The provisions of this Agreement are
                         ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 19.5   No Recourse Against Others.  No director, officer,
                         --------------------------
employee, stockholder or affiliate, as such, of the Company or the Issuer shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Secured Party hereby waives and releases all such liability.

          Section 19.6   Headings.  The headings of the Articles and Sections of
                         --------
this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 19.7   Counterpart Originals.  This Agreement may be signed in
                         ---------------------
two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

          Section 19.8   Benefits of Agreement.  Nothing in this Agreement,
                         ---------------------
express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 19.9   Amendments, Waivers and Consents.  Any amendment or
                         --------------------------------
waiver of any provision of this Agreement and any consent to any departure by the Company from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by the Company from a provision of the Indenture, as applicable, and neither the Collateral Agent nor any Secured Party shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 19.10  Interpretation of Agreement.  Time is of the essence in
                         ---------------------------
each provision of this Agreement of which time is an element. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 19.11  Continuing Security Interest; Transfer of Securities.
                         ----------------------------------------------------
This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all the Secured Indebtedness, (ii) be binding upon the Company, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns.

          Section 19.12  Reinstatement.  This Agreement shall continue to be
                         -------------
effective or be reinstated if at any time any amount received by the Collateral Agent or any Secured Party in respect of the Secured Indebtedness is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Company or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          Section 19.13   Survival of Provisions.  All representations,
                          ----------------------
warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Company of the Secured Indebtedness.

          Section 19.14  Waivers.  The Company waives presentment and demand for
                         -------
payment of any of the Secured Indebtedness, protest and notice of dishonor or default with respect to any of the Secured Indebtedness, and all other notices to which the Company might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

          Section 19.15  Authority of the Collateral Agent.
                         ---------------------------------

          (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Company agrees to indemnify and hold harmless the Collateral Agent, the Secured Parties and any other Person specified above from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of counsel)), claims and liabilities incurred by the Collateral Agent, the Secured Parties or any such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Secured Parties or such Person.

          (b) The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Indenture, any Intercreditor Agreement and by such other agreements with respect thereto as may exist form time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 19.16  Resignation or Removal of the Collateral Agent.  Until
                         ----------------------------------------------
such time as the Secured Indebtedness shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Company and Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Secured Parties shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Company. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 19.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Secured Parties, as provided in this Section 19.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

          Section 19.17  Release of Collateral; Termination of Agreement.
                         -----------------------------------------------

          (a)  Subject to the provisions of Section 19.12 hereof and Section
     10.03 of the Indenture, this Agreement shall terminate upon the full and final payment and performance of the Secured Indebtedness (and upon receipt by the Collateral Agent of the Company's written certification that all such Secured Indebtedness has been satisfied) and payment in full of all fees and expenses owing by the Company to the Collateral Agent. At such time, the Collateral Agent shall, at the request of the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Company.

          (b) The Company agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Collateral.

          Section 19.18  Final Expression.  This Agreement, together with any
                         ----------------
other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 19.19  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                         ----------------------------------------------------
JURY TRIAL; WAIVER OF DAMAGES.
- -----------------------------

          (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE COLLATERAL AGENT AND THE SECURED PARTIES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

          (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE COMPANY, THE COLLATERAL AGENT AND THE SECURED PARTIES AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK. THE COMPANY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iii) THE COMPANY AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY SECURED PARTY, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT

ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iv) THE COMPANY, THE COLLATERAL AGENT AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          (v) THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 11.02 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

          (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (vii) THE COMPANY HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY SECURED PARTY SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH SECURED PARTY, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH SECURED PARTY, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (viii) THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY
KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY SECURED PARTY OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS.

THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY SECURED PARTY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY, THE COLLATERAL AGENT AND THE SECURED PARTIES.

          Section 19.20  Acknowledgments of Company.  The Company hereby
                         --------------------------
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship to the Company, and the relationship between the Collateral Agent and the Secured Parties, on the one hand, and the Company, on the other hand, is solely that of a secured party and a creditor; and

          (c) no joint venture exists among the Secured Parties or among the Company and the Secured Parties.

          Section 19.21  Acknowledgments of the Issuer.  The Issuer hereby
                         -----------------------------
acknowledges and agrees to be bound by this Agreement and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer further agrees (i) to notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 8(b) of this Agreement and (ii) that the terms of Section 13(b) of this Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of such section.

                       [Pledge Agreement Signature Page]

     IN WITNESS WHEREOF, the Company, the Issuer and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.



                              INTERNATIONAL WIRELESS COMMUNICATIONS
                                HOLDINGS, INC., a Delaware corporation


                              By:  ____________________________________________
                                   Name:
                                   Title:

                              INTERNATIONAL WIRELESS COMMUNICATIONS, INC.,
                               a Delaware corporation


                              By:  ____________________________________________
                                   Name:
                                   Title:


                              COLLATERAL AGENT:

                              BANKERS TRUST COMPANY
                              as Collateral Agent


                              By:  ______________________________________
                                   Name:
                                   Title:

                                   SCHEDULE I
                                   ----------

                                 PLEDGED SHARES
                                 --------------

                          Number of       Share               Percentage
Issuer                    Pledged Shares  Certificate Number  of Outstanding
- ------                    --------------  ------------------  --------------
International Wireless    1,000 Shares           9               100%
Communications, Inc.

================================================================================

                                   EXHIBIT A
                          (Form of Intercompany Note)

                                   EXHIBIT A
                                   ---------

                           FORM OF INTERCOMPANY NOTE
                                                              ____________, 199_
                                                           San Mateo, California
                                      NOTE
                                      ----

     FOR VALUE RECEIVED, International Wireless Communications, Inc., a Delaware corporation (the "Maker"), promises to pay to International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), or order, the amount of principal advanced from time to time by the Company to such Maker as reflected on the books and records of the Company, together with interest on the unpaid principal amount at a rate per annum equal to ___%, from the date of advance to the date of payment. All principal and accrued interest under this
Note shall be   due and payable on demand.

     This Note may be paid in whole or in part at any time without penalty or premium.

     The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. The Maker hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below.

     This Note shall be governed by and construed in accordance with the laws of the State of _______________.
                                       INTERNATIONAL WIRELESS
                                       COMMUNICATIONS, INC.
                                       [or Intermediate Holding Company]

                                       By:  _______________________________
                                              Name:
                                              Title:
Pay to the Order of:
BANKERS TRUST COMPANY,
  as Collateral Agent

INTERNATIONAL WIRELESS
  COMMUNICATIONS HOLDINGS, INC.

By:  _________________________
       Name:
       Title:

===============================================================================

                                   EXHIBIT B
                          (Form of Pledge Agreement)

                                                                       EXHIBIT B

                                    FORM OF
                 INTERMEDIATE HOLDING COMPANY PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of ______ ____, 199__ by International Wireless communications Inc., a Delaware corporation (the "Company"), in favour of Bankers Trust Company, in its capacity as collateral agent under the indenture, as hereinafter defined, and under any Intercreditor Agreement (as defined in the Indenture) entered into pursuant to the Indenture (in such capacity, the "Collateral Agent").

                             W I T N E S S E T H:

          WHEREAS, International Wireless Communications Holdings, Inc., the owner of all the issued and outstanding capital stock of the Company (the "Parent"), and Marine Midland Bank, as trustee (the "Trustee"), have entered into that certain Indenture dated as of August __,1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Parent issued $196,720,000 in aggregate principal amount of 14% Senior Secured Discount Notes due 2001 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefor, the "Securities"): and

          WHEREAS, the Company is the legal and beneficial owner of (i) all of the issued and outstanding shares of Capital Stock set forth on Schedule I hereto (the "Pledged Shares") of the ______ (the "Issuer"), a direct wholly owned subsidiary of the Company, and (ii) those certain intercompany promissory notes (if any) issued by the Issuer in favour of the Company (the "Pledged Notes"), all of which Pledged Notes shall be substantially in the form of Exhibit A hereto; and

          WHEREAS, the terms of the Indenture require that the Company (i) pledge to the Collateral Agent for the ratable benefit of the Secured Parties (as defined herein), and grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in, the Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the Payment and performance by the Parent of all of the Secured Indebtedness (as defined herein).

          NOW. THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

          Section 1. Definitions. for all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meaning set forth below:

          (a) The term "Secured Indebtedness" as used herein shall mean (i) any and all obligations of the Parent with respect to the payment of principal of, and premium and Additional Interest, if any, on, the Securities, of any amounts payable upon any Repurchase Offer (as defined in the Indenture) or otherwise pursuant to the Indenture or the Securities, (ii) any and all obligations of the Parent under the Permitted Bank Facility, and (iii) any Collateral Agent Obligation (as defined in any Intercreditor Agreement; provide, however, that the maximum amount of indebtedness, liabilities and other monetary obligations of the Parent to all Lenders under the Permitted to be incurred by the Parent under the Indenture).

          (b) The term "Secured Parties" as used herein shall mean (i) the Trustee under the Indenture for itself and on behalf of the holders from time to time of the securities, and (ii) the Lenders and any Agent for the Lenders (as such terms are defined in any Intercreditor Agreement) and (iii) the Collateral Agent Obligations.

          (c) Other capitalized terms not defined herein which are defined in the Indenture shall have the meanings ascribed thereto in the Indenture.

          Section 2. Pledge. The Company hereby pledges to the Collateral Agent,
                     ------
on behalf of and for the benefit of the Secured Parties, and grants to the Collateral Agent, on behalf of and for the benefit of Secured Parties Parties, a continuing first priority security interest in all of its right, title and interest in the following (the "Collateral"):

          (a) the pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for or of the Pledged Shares or any of the foregoing; and

          (b) all additional shares of, and all securities convertible into all warrants, options or other rights to purchase, Capital Stock of, or other Equity Interest in, the Issuer from time to time acquired by the Company in any manner, and the certificated representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing; and

          (c) the Pledged Notes and the instruments representing the Pledged Notes, and all products and proceeds of the Pledged Notes, including, without limitation, all interest, principal and premium payments, and all instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes or any of the foregoing; and

          (d) all additional promissory notes of the Issuer from time to time held by the Company in any manner (any such additional promissory notes shall constitute part of the Pledged Notes under and as defined in this Agreement) and all products and proceeds of any of such additional Pledged Notes, including, without limitation, all interest and principal payments, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Notes or any of the foregoing.

          Section 3.  Security for Obligations.  This Agreement secures the
                      ------------------------
prompt and complete payment and performance when due (whether at stated maturity, by acceleration, by repurchase or otherwise) of all Secured Indebtedness (including, without limitation, the obligations accruing after the date of any filing by the Parent of any petition in bankruptcy of the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Parent).

          Section 4.  Delivery of Collateral.  The Company hereby agrees that
                      ----------------------
all certificates or instruments representing or evidencing the Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto at the Collateral Agent's office in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of the Company and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. All securities, whether certificated, uncertificated or book entry, if any, representing or evidencing the Collateral shall be registered in the name of the Collateral Agent or any of its nominees by book entry or in any other appropriate manner that is acceptable to the Collateral Agent, so as to properly identify the interest of the Collateral Agent therein. In addition, the Collateral Agent shall have the right, at any time following the occurrence of an Event of Default, in its discretion, to transfer to or to register in the name of the Collateral Agent or any of its nominees or agents any or all of the Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

          Section 5.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants that:

          (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or result in the creation or imposition of any Lien on any assets of the Company, other than the Lien contemplated hereby.

     (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. Each Pledge Note has been duly authorized and executed by the maker thereof and constitutes a legal, valid and binding obligation of such maker, enforceable against such maker in accordance with its terms.

     (c) The Pledged Shares constitute all of the authorized, issued and outstanding Equity Interests of the Issuer and constitute all of the shares or Equity Interests of the Issuer beneficially owned by the Company.

     (d) All intercompany indebtedness of the Issuer to the Company is evidenced by promissory notes substantially in the form of Exhibit A hereto; the Pledged Notes constitute all of the promissory notes of the Issuer in favor of the Company, and there are no other instruments, certificates, securities or other writings or chattel paper, evidencing or representing any indebtedness of the Issuer to the Company.

     (e) The Company is the legal, record and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

     (f) The Company has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Collateral as provided by this Agreement.

     (g) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (h) Upon the delivery to the Collateral Agent of the Collateral and the filing of Uniform Commercial Code (the "UCC") financing statements in the jurisdictions listed on Exhibit B, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Indebtedness for the benefit of the Secured Parties, and is enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Collateral from the Company.

     (i) Except as has been already obtained no consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

          (j) No litigation, investigation or proceeding of or before any arbitrator governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this agreement or any of the transactions contemplated hereby.

          (k) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System).

          (l) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

          Section 6.  Further Assurance.  The Company will at times cause the
                      -----------------
security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Collateral, enforceable as such against all creditors of the Company and (except as otherwise specifically provided herein) any Persons purporting to purchase any Collateral from the Company. The Company will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Collateral, to protect the Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Company also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of the Company to the extent permitted by applicable law (although the Collateral Agent has no obligation to do so). The Company will pay all costs incurred in connection with any of the foregoing. Promptly, upon request by the Collateral Agent, the Company will provide the Collateral Agent with all documents, instruments or information necessary, in the sole discretion of the Collateral Agent, to satisfy its obligations under this Agreement.

     Section 7.  Voting Rights; Dividends; Etc.
                 -----------------------------

          (a) So long as no Event of Default shall have occurred and be continuing under the Indenture or any Intercreditor Agreement, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that the Company shall not exercise or shall refrain
     --------  -------
     from exercising any such right if such action would violate any provisions of this Agreement or the Indenture.

          (b) So long as no Event of Default have occurred and be continuing under the Indenture or any Intercreditor Agreement, the Company shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all cash payments of principal and interest paid from time to time with respect to any Pledged Notes.

          (c) So long as no Event of Default shall have occurred and be continuing under the Indenture or any Intercreditor Agreement, and subject to the other terms and conditions of the Indenture, the Company shall be entitled to receive, and to utilize (subject to provisions of the Indenture) free and clear of the lien of this Agreement, all cash dividends paid from time to time in respect of the Pledged Shares.

          (d) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash payments permitted under Section 7(b) hereof and cash dividends permitted under Section 7(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,
     (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for any Collateral, shall, in each case, be forthwith delivered to the Collateral Agent to hold as Collateral and shall be, if received by the Company, held in trust for the benefit of the Collateral Agent and the Secured Parties, be segregated from the other property and funds of the Company and be forthwith delivered to the Collateral Agent as Collateral in the same as so received (with any necessary endorsements).

          (e) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting and other rights that it is entitled to exercise to Section 7(a) through 7(c) above.

          (f) Upon the occurrence and during the continuance of an Event of Default under the Indenture or any Intercreditor Agreement, (i) all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all cash interest payments and dividends and other distributions payable in respect of the Collateral shall be paid to the Collateral Agent and the Company's right to receive such cash payments pursuant to Section 7(b) and 7(c) hereof shall immediately cease.

          (g) Upon the occurrence and during the continuance of an Event of Default under the Indenture (or other "Event of Default" as defined in any Intercreditor Agreement), the Company shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 7(f) above.

          (h) All payments of interest, principal or premium and all dividends and other distributions that are received by the Company contrary to the provisions of this Section 7 shall be received in trust for the benefit of the Collateral Agent and the Secured Parties, shall be segregated from the other property or funds of the Company and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

          Section 8. Covenants. The Company hereby covenants and agrees with the
                     ---------
Collateral Agent and the Secured Parties that it will comply with all of the obligations, requirements and restrictions applicable to the Company contained in the Indenture. The Company further covenants and agrees, from and after the date of this Agreement and until the Secured Indebtedness has been paid in full, as follows:

          (a) The Company agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral without the prior written consent of the Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest granted under this Agreement, and at all times will be the sole beneficial owner of the Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral, (iv) take any action, or permit the taking of any action by the Issuer, with respect to the Collateral the taking of which would result in a violation of the Indenture or this Agreement, including, without limitation, the issuance by the Issuer of any additional Equity Interests or promissory notes or the incurrence by the Issuer of any Indebtedness, in each case to Persons other than the Company (except as permitted by the Indenture), (v) upon the occurrence and during the continuance of an Event of Default under the Indenture (or other "Event of Default" as defined any Intercreditor Agreement), enter into any agreement amending, modifying or supplementing the interest, principal or maturity terms of the Pledged Notes in a manner adverse to the interests of the Collateral Agent and the Secured Parties,
     (vi) fail to give prompt notice to the Collateral Agent of any notice of default given by or to the Company under or with respect to the Pledged Notes together with a complete copy of such notice, (vii) permit the Issuer to merge or consolidate with or into another person or entity or sell or transfer all or substantially all or its assets to another person or entity (except as permitted by the Indenture), or (viii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

          (b) The Company agrees that immediately upon becoming the beneficial of any additional shares of Capital Stock, promissory notes, other securities or Equity Interest of the Issuer (including as a result of the merger or consolidation of the Issuer with or into another entity) it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties and grant to the Collateral Agent for its benefit and ratable benefit of the Secured Parties, a continuing first priority security interest in such shares, promissory notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent). The Company further agrees that it will promptly (i) cause the Issuer upon becoming indebted to the Company to executed a promissory note in the form of Exhibit A hereto evidencing such debt in order that such promissory note may be promptly pledged as a Pledged Note pursuant hereto and (ii) deliver to the Collateral Agent and the Trustee an Officers' Certificate in accordance with Section 11.05 of the Indenture describing such additional promissory notes and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.


          Section 9.  Power of Attorney.  The Company hereby appoints and
                      -----------------
constitutes the Collateral Agent as the Company's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 6 hereof; (iv) making of any payments or taking any acts under Section 10 hereof; and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Company to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Company, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, sign the Company's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Company's name on any notice of Lien, and prepare, file and sign the Company's name on a proof of claim in bankruptcy or similar document against any creditor of the Company, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Company.

          Section 10.  Collateral Agents May Perform.  If the Company fails to
                       -----------------------------
perform any agreement contained herein, the Collateral Agent may itself perform, or cause the performance of, such agreement and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under Section 15 hereof; provided, however, that the Collateral Agent
                                 --------  -------
shall not be obligated to take any action under this Section 10 unless it is instructed to do so by the Trustee and it is indemnified against any liability or loss in connection with taking such action by the Trustee or the Lenders.

          Section 11. No Assumption of Duties; Reasonable Care. The right and
                      ----------------------------------------
powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Secured Parties' security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          Section 12. Subsequent Changes Affecting Collateral. The Company
                      ---------------------------------------
represents to the Collateral Agent and the Secured Parties that the Company has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Company agrees that the Collateral Agent and the Secured Parties shall have no responsibility or liability for informing the Company of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Company covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, the Issuer to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for the security interests granted under this Agreement. The Company will defend the right, title and interest of the Collateral Agent and the Secured Parties in and to the Collateral against the claims and demands of all Persons.

               Section 13. Remedies Upon Default
                           ---------------------

               (a) If any Event of Default shall have occurred and be continuing under the Indenture (or other "Event of Default" as defined in any Intercreditor Agreement), the Collateral Agent and the Secured Parties shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and the Company shall register or cause to be registered upon request therefor by the Collateral Agent, the Collateral or any part thereof on the books of the Issuer, into the name of the Collateral Agent or the Collateral Agent's nominee(s), or agent(s) with or without any indication that such Collateral is subject to the security interest hereunder. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at a public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Company reasonable notice of the time and place of any public sale therof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company as provided below on Section 19.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Secured Party may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. Any expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

     (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 13(a) above, and if it in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or that portion therof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act") the Company will cause the Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Issuers' expense, all such instruments, and to do or cause to be done all such other acts and things as may necessary or, in the opinion of the Collateral Agent, advisable to register such Pledge Shares under the provision of the Securities Acts, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledge Shares, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirement of the Securities Act and the rules and regulation of the Securities and Exchange Commission applicable therof. The Company agrees to cause the Issuer to comply with the provision of the securities or "Blue sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledge Shares and to make available to the Issuer's security holders, as soon as practicable, an earning statement (which need not be audited) that will satisfy the provision of Section 11(a) of the Securities Act. The Company will cause the Issuer to furnish to the Collateral Agent such number off copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of aa material fact or omits to state material fact required of then existing circumstances, and to cause the e Collateral Agent to be furnished with such number of copies as the Collateral Agent may reasonably request of such supplement to or amendment of such prospectus. The Company will cause the Issuer, to extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Secured Parties from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent or the Secured Parties may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be state therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. The Company will cause the Issuer to bear all reasonable costs and expenses of carrying out its obligation hereunder.

     (c) In view of the fact that federal and securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, the Company agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell or any of the Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Collateral. The Company acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under Securities Act, or under applicable state securities laws, even if the Issuer agrees to do so.

     (d) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law. The Company further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

     (e) If the Collateral Agent deems it appropriate, the Collateral Agent shall retain an investment bank or any other agent to perform or to assist it in performing the obligations set forth in Section 13(b) and 13(c) hereof, whose usual and customary fees and expenses shall be paid by the Company in accordance with Section 15 hereof.

          Section 14.  Irrevocable Authorization and Instruction to the Issuer.
                       -------------------------------------------------------
The Company hereby authorizes and instructs the Issuer to comply with any instruction received by the Issuer from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Company, and the Company agrees that the Issuer shall be fully protected in so complying.

          Section 15.  Fees and Expenses.  The Company will upon demand pay to
                       -----------------
the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Secured Parties hereunder or (iv) the failure by the Company to perform or observe any of the provisions hereof:

          Section 16.  Interest Absolute.  All rights of the Collateral Agent
                       -----------------
and the Secured Parties and the security interests created hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument evidencing or governing the Permitted Bank Facility or any other Secured Indebtedness;

          (b) any change in the time, manner or place or payment of, or in any other term of, all or any of the Secured Indebtedness, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Indebtedness; or

          (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Parent of the Company in respect of the Secured Indebtedness or of this Agreement.

          Section 17.  Application of Proceeds.  Upon the occurrence and during
                       -----------------------
the continuance of an Event of Default under the Indenture, the proceeds of any sale of, or tother realization upon, all or any part of the Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

          first, to payment of the expenses of such sale of other realization,
          -----
including reasonable compensation to agents and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to
Section 15 hereof.

          second, (i) if the Company has not entered into the Permitted Bank
          ------
Facility, to the Trustee for the payment of any and all obligations of the Company with respect to the payment or principal of, and premium and Additional Interest, if any, on, the Securities or any amounts payable upon any Repurchase Offer or otherwise pursuant to the Indenture of the Securities or (ii) if the Company has entered into the Permitted Bank Facility, pursuant to the terms of the Intercreditor Agreement(s) relating thereto; and

          finally, to payment to the Company or its successors or assigns, or as
          -------
a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          Section 18.  Uncertificated Securities.  Notwithstanding anything to
                       -------------------------
the contrary contained herein, if any Collateral (whether now owned or hereafter acquired) is in the form of an uncertificated security, the Company shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Section 8-313 and 8-321 of the New York Uniform Commercial Code) and shall certify to the Collateral Agent that such security interest is perfected. The Company further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Collateral promptly upon request of the Collateral Agent.

          Section 19.  Miscellaneous Provisions.
                       ------------------------

          Section 19.1  Notices.  All notices, approvals, consents or other
                        -------
communications required or desired to be given hereunder shall be, in the case of the Company, delivered to [Name], [Address], [Attention:], [Telecopy No.] or, in the case of any Lender, as provided in the relevant Section of the Permitted Bank Facility, or, in the case of the Collateral Agent, to: Bankers Trust Company, 4 Albany Street, New York, New York, Attention: Corporate Trust Agency.

          Section 19.2  Certificate and Opinion as to Conditions Precedent.
                        --------------------------------------------------
Upon any request or application by the Company to the Collateral Agent to take any action or omit to take any action under this Agreement, the Parent shall deliver to the Collateral Agent and the Trustee and Officers' Certificate and/or Opinion of Counsel in accordance with the requirements of Section 11.04 of the Indenture.

          Section 19.3  No Adverse Interpretation of Other Agreements.  This
                        ---------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Company, the Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

          Section 19.4  Severability.  The provisions of this Agreement are
                        ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 19.5  No Recourse Against Others.  No director, officer,
                        --------------------------
employee, stockholder or affiliate, as such, of the Company or the Issuer shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Secured Party hereby waives and releases all such liability.

          Section 19.6  Headings.  The headings of the Articles and Sections of
                        --------
this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 19.7  Counterpart Originals.  This Agreement may be signed in
                        ---------------------
two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

          Section 19.8  Benefits of Agreement.  Nothing in this Agreement,
                        ---------------------
express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 19.9  Amendments, Waivers and Consents.  Any amendment or
                        --------------------------------
waiver of any provision of this Agreement and any consent to any departure by the Company from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by the Parent from a provision of the Indenture, as applicable, and neither the Collateral Agent nor any Secured Party shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise or any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 19.10  Interpretation of Agreement.  Time is of the essence in
                         ---------------------------
each provision of this Agreement of which time is an element. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 19.11  Continuing Security Interest; Transfer of Securities.
                         ----------------------------------------------------
This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all the Secured Indebtedness, (ii) be binding upon the Company, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns.

          Section 19.12  Reinstatement.  This Agreement shall continue to be
                         -------------
effective or be reinstated if at any time any amount received by the Collateral Agent or any Secured Party in respect of the Secured Indebtedness is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment or any receiver, intervenor, conservator, trustee or similar official for the Company or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          Section 19.13  Survival of Provisions.  All representations,
                         ----------------------
warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the company of the Secured Indebtedness.

          Section 19.14  Waivers.  The Company waives presentment and demand for
                         -------
payment of any of the Secured Indebtedness, protest and notice of dishonor or default with respect to any of the Secured Indebtedness, and all other notices to which the Company might otherwise be entitled, expect as otherwise expressly provided herein or in the Indenture.

          Section 19.15  Authority of the Collateral Agent.
                         ---------------------------------

          (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Company, and the Parent, jointly and severally, each agrees to indemnify and hold harmless the Collateral Agent, the Secured Parties and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of counsel)), claims and liabilities incurred by the Collateral Agent, the Secured Parties or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Secured Parties or such Person.

          (b) The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Indenture, any Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 19.16  Release of Collateral; Termination of Agreement.
                         -----------------------------------------------

          (a)  Subject to the provisions of Section 19.12 hereof and Section
     10.03 of the Indenture, this Agreement shall terminate upon the full and final payment and performance of the Secured Indebtedness (and upon receipt by the Collateral Agent of the Parent's written certification that all such Secured Indebtedness has been satisfied) and payment in full of all fees and expenses owing by the Company to the Collateral Agent. At such time, the Collateral Agent shall, at the request of the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Company.

          (b) The Company agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Collateral.

          Section 19.17  Final Expression. This Agreement, together with any
                         ----------------
other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 19.18  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                         ----------------------------------------------------
JURY TRIAL; WAIVER OF DAMAGES.
- -----------------------------

          (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE COLLATERAL AGENT AND THE SECURED PARTIES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

          (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE COMPANY, THE COLLATERAL AGENT AND THE

SECURED PARTIES AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK. THE COMPANY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iii) THE COMPANY AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY SECURED PARTY, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iv) THE COMPANY, THE COLLATERAL AGENT AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION
WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED
IN A BENCH TRIAL WITHOUT A JURY.

          (v) THE COMPANY HERBY IRREVOCABLY DESIGNATES CT CORPORATION AS THE DESIGNEE, APPOINTEE AND AGENT OF THE COMPANY TO RECEIVE, FOR AND ON BEHALF OF THE COMPANY, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT NOTICE AND A COPY OF SUCH PROCESS SERVED ON SUCH AGENT, WILL BE FORWARDED PROMPTLY TO THE COMPANY, BUT THE FAILURE OF THE COMPANY TO RECEIVE SUCH NOTICE AND COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 11.02 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

          (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (vii) THE COMPANY HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY SECURED PARTY SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH SECURED PARTY, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH SECURED PARTY, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (viii) THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY SECURED PARTY OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR
OTHER SECURITY FOR THE OBLIGATIONS. THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY SECURED PARTY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY, THE COLLATERAL AGENT AND THE SECURED PARTIES.

          Section 19.19 Acknowledgements of Company. The Company hereby
                        ---------------------------
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) neither the Collateral Agent nor any Secured Party has any fudiciary relationship to the Company, and the relationship between the Collateral Agent and the Secured Parties, on the one hand, and the Company, on the other hand, is solely that of a secured party and a creditor; and

          (c) no joint venture exists among the Secured Parties or among the Company and the Secured Parties.

          Section 19.20 Acknowledgments of the Issuer. The Issuer hereby
                        -----------------------------
acknowledges and agrees to be bound by this Agreement and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer further agrees (i) to notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 8(b) of this Agreement and (ii) that the terms of Section 13(b) of this Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of such section.


                           [Signature Page Follows]

                       [Pledge Agreement Signature Page]

     IN WITNESS WHEREOF, the Company and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                   COMPANY:

                                   INTERNATIONAL WIRELESS COMMUNICATIONS, INC.,
                                    a Delaware corporation


                                   By: _________________________________________
                                         Name:
                                         Title:


                                   COLLATERAL AGENT:

                                   BANKERS TRUST COMPANY
                                   as Collateral Agent


                                   By: _________________________________________
                                         Name:
                                         Title:


ACKNOWLEDGES AND AGREED TO:

[ISSUER]

                                  SCHEDULE 1
                                  ----------

                                PLEDGED SHARES
                                --------------

                    Number of              Share                 Percentage
Issuer              Pledged Shares         Certificate Number    of Outstanding
- ------              --------------         ------------------    --------------

                                   EXHIBIT A
                                   ---------

                           FORM OF INTERCOMPANY NOTE

                                                               ___________, 199_

                                     NOTE
                                     ----

     FOR VALUE RECEIVED, _______________________, a ________ corporation (the
"Maker"), promises to pay to International Wireless Communications, Inc., a Delaware corporation (the "Company"), or order, the amount of principal advanced from time to time by the Company to such Maker as reflected on the books and records of the Company, together with interest on the unpaid principal amount at a rate per annum equal to ___%, from the date of advance to the date of payment. All principal and accrued interest under this Note shall be due and payable on demand.

     This Note may be paid in whole or in part at any time without penalty or premium.

     The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. The Maker hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below.

     This Note shall be governed by and construed in accordance with the laws of the State of __________________.

                                        __________________________


                                    By: __________________________
                                         Name:
                                         Title:

Pay to the Order of:
Bankers Trust Company,
 as Collateral Agent

INTERNATIONAL WIRELESS
 COMMUNICATIONS, INC.

By: ______________________
     Name:
     Title:

================================================================================

                                   EXHIBIT B
                              (UCC Jurisdictions)
                               [to be provided]












================================================================================

================================================================================

                                   EXHIBIT E

                  (TRANSFERS TO NON-QIB ACCREDITED INVESTORS)

                                                                       EXHIBIT E


                  (Transfers to Non-QIB Accredited Investors)



                                                            ______________, ____

BANKERS TRUST COMPANY, as Registrar
4 Albany Street
New York, New York 10006
Attention: Corporate Trust and Agency Group


          Re:  INTERNATIONAL WIRELESS
               COMMUNICATIONS HOLDINGS, INC.
               14% Senior Secured Discount Notes due 2001
               ------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of 14% Senior Secured Notes due 2001 (the "Securities") of International Wireless Communications Holdings, Inc. (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated August 9, 1996, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to matters stated on pages 3 and 4 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), in accordance with Rule 144A to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to non-U.S. Persons outside the United States in accordance with Regulation S under the Securities Act, (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee and the Registrar (each as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee and the Registrar), (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 as amended), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

     5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee, the Registrar and the Company, such certifications, legal opinions and other information as the Trustee, the Registrar and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We acknowledge that the Trustee, the Registrar and the Company will rely upon the truth and accuracy of such information. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     6.   We are an institutional "accredited investor" (as defined in Rule 501
(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion. We are not acquiring the Securities with a view toward distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

          You, the Company and the Trustee (as defined in the Indenture relating to the Securities) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,


                                               by:______________________________
                                                     Name:
                                                     Title:

================================================================================

                                   EXHIBIT F
      (FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S)


                                                       __________________, _____


Bankers Trust Company, as Registrar
4 Albany Street
New York, New York 10006
Attention: Corporate Trust and Agency Group


          Re: International Wireless Communication Holdings, Inc. (the "Company") 14% Senior Secured Discount Notes
               Due 2001 (the "Securities")
               -------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $_______ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1993, as amended (the "Securities Act"), and, accordingly, we represent that:

1. The offer of the Securities was not made to a person in the United States or to a U.S. Person;

2. Either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States and a non-U.S. Person, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4. The transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5. We have advised the transferee of the transfer restrictions applicable to the Securities.

          You, the Trustee (as defined in the Indenture relating to the Securities) and the Company are entitled to reply upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meaning set forth in Regulation S.


                                        Very truly yours,

                                        [Name of Transferor]


                                        By_________________________________
                                             Authorized Signature

                                     F-ii